SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.              )

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☐ Preliminary proxy statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive proxy statement

☐     Definitive additional materials

☐     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

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DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO OF DELPHI AUTOMOTIVE SYSTEMS]

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
5725 Delphi Drive
Troy, Michigan 48098

March 27, 2000

TO OUR STOCKHOLDERS:

                    Our 2000 annual meeting of stockholders will be held at the Delphi Delco Electronics Systems Headquarters, One Corporate Center, Kokomo, Indiana on May 10, 2000. This is our first annual meeting since we became an independent company last year.

                    The annual meeting will begin promptly at 8:00 a.m., local time. If you plan to attend the meeting, please see the instructions for requesting an admission ticket on page 43 of this proxy statement.

                    Please read these materials so that you will know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the enclosed postage-paid envelope or instruct us by telephone or via the Internet as to how you would like to vote your shares. By doing this, your shares will be voted as you direct even if you cannot attend the meeting. Instructions on how to vote your shares are on the proxy card enclosed with this proxy statement. Stockholders may also obtain the notice of annual meeting and the proxy statement at Delphi’s home page on the World Wide Web (www.delphiauto.com). Those of our stockholders who have consented to receiving these materials electronically rather than receiving paper copies in the mail will receive only a copy of the notice of annual meeting and the proxy card by mail.

/s/ J.T. Battenberg III
J. T. Battenberg III
Chairman, Chief Executive Officer and President

Whether or not you plan to attend the meeting, please provide your proxy by calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

[LOGO OF DELPHI AUTOMOTIVE SYSTEMS]

Notice of Annual Meeting of Stockholders

                    The annual meeting of stockholders of Delphi Automotive Systems Corporation will be held at the Delphi Delco Electronics Systems Headquarters, One Corporate Center, Kokomo, Indiana, on Wednesday, May 10, 2000, at 8:00 a.m., local time. The purpose of the meeting is to vote on the proposals listed below and to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Proposal 1.
The election of four directors to three-year terms on the Board of Directors. The Board has nominated for re-election J.T. Battenberg III, Virgis W. Colbert, Shoichiro Irimajiri and Susan A. McLaughlin, all current directors.

Proposal 2.	Approval of the material terms of the performance goals under the Delphi Incentive Compensation Program for purposes of Section 162(m) of the Internal Revenue Code.

Proposal 3.	The ratification of Deloitte & Touche LLP as Delphi’s independent public accountants for 2000. Deloitte & Touche LLP served in this same capacity in 1999.

Proposal 4.	A stockholder proposal relating to the redemption of Delphi’s stockholder rights plan.

Proposal 5.	A stockholder proposal relating to the adoption of a code for Delphi’s international operations.

                    The record date for the annual meeting is March 13, 2000. Only stockholders of record at the close of business on that date may vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Diane L. Kaye
DIANE L. KAYE
Secretary

Troy, Michigan
March 27, 2000

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*	Included as an appendix to the filed copy of the definitive proxy statement pursuant to Instruction 3 to Item 10 of Schedule 14A.

[Logo of Delphi Automotive]
March 27, 2000

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
5725 Delphi Drive
Troy, Michigan 48098

Proxy Statement

                    The Delphi Board of Directors is soliciting proxies to be used at the 2000 annual meeting. You are invited to attend the annual meeting and vote your shares directly. Even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy statement and the accompanying proxy card are being distributed beginning March 27, 2000.

Our First Annual Meeting as an Independent Company

                    We became an independent company during 1999 through a series of transactions that occurred in two stages, the first of which involved an offering to the public of 100 million shares of Delphi’s common stock in February 1999. The second stage involved the distribution in May 1999 of Delphi’s remaining shares owned by General Motors Corporation to holders of record of General Motors Corporation’s $1-2/3 par value common stock. The dividend resulted in a distribution of about 452.6 million shares, or 80.1%, of Delphi’s outstanding common stock. The remaining 12.4 million shares owned by General Motors Corporation were contributed on May 28, 1999 to a voluntary employee’s beneficiary association trust for General Motors Corporation’s U.S. hourly employees.

Who Can Vote

                    Stockholders of record of our common stock at the close of business on March 13, 2000 may vote at the annual meeting.

                    On March 13, 2000, 562,690,132 shares of our common stock were outstanding. Each stockholder has one vote for each share of common stock owned of record at the close of business on the record date.

How You Can Vote

                    Stockholders of record can give a proxy to be voted at the meeting in any one of the following ways:

•	over the telephone by calling the toll-free number identified on the attached proxy card,

•	over the Internet, or

•	by completing and mailing in the enclosed proxy card.

                    Stockholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

                    The telephone and Internet voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions contained in the enclosed proxy card. If you wish to vote using the enclosed proxy card, please sign and return your signed proxy to us before the annual meeting, and we will vote your shares as you direct.

                     Whether you vote by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1 on the proxy card). You can also specify whether you approve, disapprove, or abstain from the other proposals presented at the meeting. Proposals 1, 2 and 3 will be presented at the meeting by management, and the rest may be presented by stockholders. The proposals are described in this proxy statement under the “Proposals Requiring Your Vote” section beginning on page four of this proxy statement.

                    If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them “For” the election of all nominees for director as set forth under Proposal 1 in the section entitled “Proposals Requiring your Vote” below, “For” Proposal 2 and Proposal 3 and “Against” Proposal 4 and Proposal 5.

Revocation of Proxies

                    You may revoke your proxy at any time before it is exercised in any of three ways:

(1)	by notifying Delphi ’s secretary in writing;

(2)	by submitting another proxy by telephone, via the Internet or by mail that is received later and, if by mail, that is properly signed; or

(3)	by voting in person at the meeting.

                    You will not revoke a proxy merely by attending the meeting; to revoke a proxy, you must take one of the actions described above.

How to Vote Under Our Employee Plans

                    If you participate in the Delphi Personal Savings Plan for Hourly Rate Employees in the United States, the Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States, the ASEC Manufacturing Savings Plan, the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States, the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States, the General Motors Canadian Savings-Stock Purchase Program, the Saturn Individual Savings Plan for Represented Members or the GMAC Mortgage Corporation Savings Incentive Plan, then you may be receiving these materials because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees, plan committees or independent fiduciaries of those plans how to vote your shares, or give those instructions over the telephone or the Internet. They will vote the shares in accordance with your instructions and the terms of the plan.

                    If you do not provide voting instructions for shares held for you in any of these plans, then:

•	the trustee, plan committee or independent fiduciary will vote in its discretion any shares held in the following plans:

—	the Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States; and

—	the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States.

•	your shares will not be voted for the following plans:

—	the Delphi Personal Savings Plan for Hourly Rate Employees in the United States;

—	the General Motors Canadian Savings-Stock Purchase Program; and

—	the General Motors Personal Savings Plan for Hourly Rate Employees in the United States;

—	the Saturn Individual Savings Plan for Represented Members; and

—	the GMAC Mortgage Corporation Savings Incentive Plan.

•	your shares will be voted in the same ratio as the shares with respect to which the trustee is instructed for the ASEC Manufacturing Savings Plan.

                    If you participate in any of these plans or maintain other accounts under more than one name, you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive or, alternatively, vote all these shares by telephone or the Internet.

Required Votes

                    The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote generally at the annual meeting is necessary to constitute a quorum. In the election for directors, the four persons receiving the highest number of “For” votes will be elected. Stockholders may not cumulate their votes in the election of directors.

                    The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote, and voting in favor of or against the matter presented, is required to approve each proposal other than the election of directors. Each share of common stock carries one vote.

                    Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. However, since abstentions are not votes in favor of or against any matter, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker nonvotes”) are also considered “shares present,” but also will not affect the outcome of any vote.

Other Matters to be Acted Upon at the Meeting

                    We do not know of any other matters to be presented or acted upon at the meeting. Under our bylaws, stockholders may only bring business before an annual meeting if it is submitted to our secretary in a timely manner. Under the bylaws, for the 2000 annual meeting, which is our first, a proposal was timely only if submitted between November 2, 1999 and December 2, 1999. (The deadline for timely proposals for future meetings is discussed under “Stockholder Proposals” on page 42 of this proxy statement.) If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Where to Find Voting Results

                    We will publish the voting results in our Form 10-Q for the second quarter of 2000. You will also be able to find the results in the investor information section of Delphi’s home page on the World Wide Web (www.delphiauto.com).

Proposals Requiring Your Vote

                    The proposals set out below will be voted on at the meeting. We will present Proposal 1, Proposal 2 and Proposal 3, and we expect the remaining proposals to be presented by stockholders. In accordance with SEC rules, the text of each of the stockholder proposals is printed exactly as it was submitted.

                    When providing your proxy, whether by telephone, the Internet, or mail, you will be able to designate whether your shares are voted to approve or disapprove, or to abstain from, each of the proposals.

PROPOSAL 1

Election of Directors

                    The first proposal on the agenda for this year’s annual meeting will be to elect four directors to serve as Class I directors for a three-year term beginning at the meeting and expiring at the 2003 annual stockholders’ meeting or until succeeded by another qualified director who has been properly elected. The Board of Directors currently consists of twelve directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. The Class I directors are up for election at the meeting. The nominees for election are J.T. Battenberg III, Virgis W. Colbert, Shoichiro Irimajiri and Susan A. McLaughlin, all current Class I directors. The Class II and Class III directors will continue in office following the meeting. Their terms will expire in 2001 (Class II) and 2002 (Class III). For information regarding the director nominees and our other directors, see the “The Board of Directors” section beginning on page 16 of this proxy statement.

                    We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

PROPOSAL 2

                    Approval of the material terms of the performance goals under the Delphi Incentive Compensation Program, consisting of the Delphi Automotive Systems Annual Incentive Plan, the Delphi Automotive Systems Stock Incentive Plan and the Delphi Automotive Systems Performance Achievement Plan, to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code ”).

Background Information

                    Before our initial public offering in February 1999, our Board of Directors approved the Delphi Incentive Compensation Program, which consists of the Delphi Automotive Systems Annual Incentive Plan, the Delphi Automotive Systems Stock Incentive Plan and the Delphi Automotive Systems Performance Achievement Plan (the “Plans”). General Motors Corporation was our sole stockholder at that time and also approved the Plans. The prospectus for our initial public offering disclosed the material terms of the Plans. Target awards have been granted under the Plans for 1999. Target awards granted under the Plans for 2000 are subject to shareholder approval of the material terms of the performance goals contained in the Plans. Options and restricted stock units have also been granted under the Plans.

                    The Board now requests that our stockholders approve the material terms of the performance goals under the Plans so that awards and payments made under the Plans in 2000 and in future years will qualify as “performance-based” for purposes of Section 162(m) of the Code.

                     Section 162(m) of the Code prevents a public corporation like Delphi from taking a federal income tax deduction for compensation in excess of $1 million per year paid individually to its chief executive officer and to its four other most highly paid officers. There is an exception for “performance-based” compensation. This means that performance-based compensation is not subject to the Section 162(m) limit on deductibility. Adopting this proposal will save us money while allowing us to pay our people competitively and reward them for their performance.

                    Under the Internal Revenue Code, in order to qualify the 2000 target awards and future awards under the Plans as performance-based for purposes of Section 162(m), the stockholders of Delphi after our separation from General Motors Corporation must approve the material terms of the performance goals under the Plans at the first stockholders’ meeting held more than 12 months after we became a public company.

                    The Board believes that it is important for Delphi to be able to pay tax-deductible incentive compensation to the individuals subject to Section 162(m). Accordingly, the Board, on the recommendation of the Compensation and Executive Development Committee of the Board of Directors (the “Compensation Committee”), has approved the Plans and recommends that the stockholders approve the material terms of the performance goals in the Plans as adopted so that awards under the Plans will qualify as performance-based for the purpose of Section 162(m).

                    The adoption or failure to adopt this proposal will not affect the rights of holders of outstanding options previously granted under the Delphi Automotive Systems Stock Incentive Plan, Delphi’s tax deductions (if any) when such options are exercised, or the payment and tax deductibility of the target awards that were made in 1999 (because the options were granted and the target awards were paid during a transition period for such deductibility). If this proposal is not approved, however, Delphi will not be able to use the Plans to benefit Delphi’s chief executive officer and its four other most highly paid officers, and any grants under the Plans to an individual who later becomes one of those persons will not be exercisable by or paid to that individual during the period that he or she holds such position. In addition, no amounts will be payable under the target awards granted in January 2000.

                    We describe below the material features of the Plans. Copies of the plans have been filed as exhibits to our report on Form 10-K for the year ended December 31, 1999 and may be obtained by writing to our secretary. See the section entitled “Annual Report and Other Matters ” on page 42 of this proxy statement for more information.

Annual Incentive Plan

                    Who Is Eligible.    Officers and certain other of our employees are eligible to participate in the Delphi Automotive Systems Annual Incentive Plan. About 620 employees currently participate in this plan, including about 26 officers.

                    Target Awards.    The Delphi Automotive Systems Annual Incentive Plan provides for the annual grant of target awards to employees. At the beginning of each year through 2004, the Compensation Committee will establish performance goals to be attained by Delphi for each target award. The percentage of a target award earned by an employee will depend on the extent to which the performance goal is achieved, with a threshold or minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid. The Compensation Committee will also establish corresponding minimum and maximum awards. Target awards earned by employees become “final awards” payable to those employees as discussed below.

                    Maximum Awards.    The total award paid to any employee for any one year may not exceed $7,500,000.

                     Performance Goals.    In determining the performance criteria applicable to any grant of awards, the Compensation Committee may use one or more of the following business criteria:

return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of our common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

                    Final Awards.    The percentage of each target award that becomes a final award to be paid to the employee will be determined by the Compensation Committee based on the performance goals established and performance achieved, and on the employee’s individual performance during the performance period. Final awards actually paid to an employee may be less than or greater than 100% of the target award. Final awards may be subject to a vesting schedule established by the Compensation Committee. At the Compensation Committee’s discretion, interest may be paid on final awards during or at the end of the vesting period. The Compensation Committee may delegate authority to the Delphi Strategy Board to determine individual final awards for employees who are not members of the Delphi Strategy Board, subject to a maximum amount approved by the Compensation Committee. Final awards will be paid in cash.

                    Changes in Plan.    Subject to certain exceptions, the Compensation Committee generally has the right to amend, modify, suspend or terminate the Delphi Automotive Systems Annual Incentive Plan.

Performance Achievement Plan

                    Who Is Eligible.    Employees in positions of senior leadership with Delphi are eligible to participate in the Delphi Automotive Systems Performance Achievement Plan. The Compensation Committee may authorize the grant of target awards to these employees and may delegate authority to the Delphi Strategy Board to determine award grants to employees who are not members of the Delphi Strategy Board. About 100 employees currently participate in this plan, including about 26 officers.

                    Target Awards.    Employees who participate in the Delphi Automotive Systems Performance Achievement Plan are granted awards based on certain target levels of performance. At the beginning of each performance period, the Compensation Committee will establish performance goals to be attained by Delphi, with a threshold or minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid. The performance period for an award must be at least two and not more than five years. Target awards were granted in 1999, and we expect that they will be granted annually in the future.

                    Performance Goals.    In determining the performance criteria applicable to any grant of awards, the Compensation Committee may use one or more of the following business criteria:

return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of our common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

                    Final Awards.    The percentage of each target award that becomes a final award to be paid the employee will be determined by the Compensation Committee based on the performance goals established and achieved, as well as on the employee’s individual performance during the performance period. Final awards actually paid to an employee may be less than or greater than 100% of the target award.

                    Final awards may be paid in the form of common stock, in cash, or partly in common stock and partly in cash, as the Compensation Committee may determine. Awards paid in common stock may be paid from shares reacquired by Delphi, including shares purchased on the open market. Each final award will be subject to a vesting schedule as determined by the Compensation Committee. At the Compensation Committee’s discretion, dividend and/or interest may be paid on final awards during or at the end of the vesting period. If an employee’s employment with Delphi is terminated, other than as a result of the employee’s death, before payment of the final award in full, the payment will be further subject to satisfaction of certain conditions, including that the individual refrain from activity that is competitive with the business of Delphi, unless the Compensation Committee waives these conditions. Payment terms of awards under the Delphi Automotive Systems Performance Achievement Plan differ, as to certain employees, if any of such employees’ employment with Delphi is terminated in the context of a change in control of Delphi. For a discussion of such payment terms, see the section on change in control agreements beginning on page 37 of this proxy statement.

                    Maximum Awards.    The total amount to be paid to any employee under the Delphi Automotive Systems Performance Achievement Plan for any performance period may not exceed $7,500,000.

                    Changes in Plan.    Subject to certain exceptions, the Compensation Committee generally has the right to amend, modify, suspend or terminate the Delphi Automotive Systems Performance Achievement Plan.

Stock Incentive Plan

                    Who Is Eligible.    All officers and certain other employees of Delphi are eligible to participate in the Delphi Automotive Systems Stock Incentive Plan. This plan provides for the grant of stock options and/or restricted stock units. As part of our “Founders’ Grant” at the time of our initial public offering, and as a result of converting General Motors Corporation $1-2/3 par value common stock options, we granted options and restricted stock units with respect to 21,701,205 shares of common stock under this plan to approximately 600 employees, and, under the plan, have the right to grant options and/or restricted stock units with respect to an additional 63,298,795 shares of common stock. About 680 employees currently participate in the Delphi Automotive Systems Stock Incentive Plan, including about 26 officers.

                    Maximum Awards.     The maximum number of share units that Delphi can grant as restricted stock units is 8,000,000. Subject to adjustment for certain events as set forth in the Delphi Automotive Systems Stock Incentive Plan (for example, a recapitalization of Delphi or a stock dividend, in which case the exercise price would also be proportionately adjusted), the maximum stock option grant to any individual in any calendar year may not exceed 1,000,000 shares and the maximum restricted stock unit grant to any individual in any calendar year may not exceed 500,000 shares.

                    Exercise Price of Options.     Options granted under the Delphi Automotive Systems Stock Incentive Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”), as the Compensation Committee may determine. ISOs are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. With certain limited exceptions, the exercise price of any stock option generally may not be less than 100% of the fair market value of the common stock on the date the option is granted. The Delphi Automotive Systems Stock Incentive Plan does not allow for repricing of stock options. Payment of the purchase price upon exercise must be made in cash or, unless determined otherwise by the Compensation Committee, by delivery of previously acquired shares of common stock or a combination of cash and stock. Shares previously acquired by the exercise of an option must be held for at least six months before they may be used to pay the exercise price for additional stock options. The closing price of our common stock on the New York Stock Exchange on March 13, 2000 was $16.06.

                     Other Terms of Options.     The term of any option will be determined by the Compensation Committee, but no ISO may be exercised more than ten years after the grant date, and no NQSO may be exercised more than ten years and two days after the grant date. Except as the Compensation Committee may otherwise determine, no option may become exercisable before the first anniversary of the grant date or such later date as the Compensation Committee may establish. After such date, the option may be exercisable only in accordance with the terms and conditions established by the Compensation Committee at the time of grant.

                    The Delphi Automotive Systems Stock Incentive Plan provides that, except as the Compensation Committee otherwise determines, after termination of an employee’s employment and subject to satisfaction of certain conditions, options held by an employee will expire not more than five years from the date of termination or, if earlier, on the expiration date of the option. However, if the termination of employment is due to death, the option will expire three years from the date of death, or, if earlier, on the expiration date of the option.

                    If required by the Compensation Committee, by accepting an option grant, an employee must agree to remain employed by Delphi for a period of six months following the exercise of any option granted under the Delphi Automotive Systems Stock Incentive Plan. If the employee retires or terminates employment without our consent for any reason other than death within six months of the date of exercise of a stock option, the employee must pay to Delphi the amount of any gain realized upon such exercise.

                    Restricted Stock Units.    The Compensation Committee may grant restricted stock units to such individuals, at such times, and in such amounts as it may determine. Each restricted stock unit is equal in value to one share of our common stock, subject to certain adjustments as described in the Delphi Automotive Systems Stock Incentive Plan. Restricted stock units are awarded without payment of any consideration other than the rendering of services, unless the Compensation Committee decides otherwise. The Compensation Committee selects the persons who receive the units and may establish performance goals for the restricted stock units. In determining the performance criteria applicable to any grant of awards, the Compensation Committee may use one or more of the following business criteria:

return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of our common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

                    Restricted stock units will vest, subject to the satisfaction of certain conditions, at the time or times determined by the Compensation Committee; all of the restricted stock units that we granted as part of our Founders’ Grant will vest pro rata over four years from the date of grant but will not be delivered until four years from the date of grant. If an employee terminates employment without our consent, all restricted stock units granted to the employee are forfeited subject to such exceptions, if any, as may be authorized by the Compensation Committee with respect to termination of employment by retirement, disability, death or under special circumstances. Payment terms of restricted stock units differ, as to certain employees, if any of such employees’ employment with Delphi is terminated in the context of a change in control of Delphi. For a discussion of such payment terms, see the section on change in control agreements beginning on page 37 of this proxy statement.

                    Changes in Plan.    The Compensation Committee generally has the right to amend, modify, suspend or terminate the Delphi Automotive Systems Stock Incentive Plan at any time without the approval of Delphi’s stockholders, subject to applicable federal securities and tax law limitations and New York Stock Exchange regulations.

                     Federal Income Tax Consequences.     Certain of the federal income tax consequences applicable to stock options under the Delphi Automotive Systems Stock Incentive Plan are set forth below:

                    1.    With respect to NQSOs granted under the plan: When an optionee exercises an option, the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for federal income tax purposes to Delphi in the same year. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain to the optionee, depending on the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long- or short-term capital loss, depending on the holding period of the shares.

                    2.    With respect to ISOs granted under the plan: When an optionee exercises an ISO while employed by Delphi or a subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are held for at least one year after the date of exercise and at least two years after the date of the option grant, the excess of the sale proceeds over the aggregate option price of such shares will be taxed as long-term capital gain to the optionee, and Delphi will not be entitled to a tax deduction under such circumstances. Except as provided in paragraph 3 below, if the shares are disposed of (including the surrender of such shares to exercise another stock option) before expiration of the holding periods described above (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will constitute ordinary income to the optionee at the time of such disqualifying disposition. Delphi generally will be entitled to a federal income tax deduction equal to the amount of ordinary income so recognized by the optionee. If an option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above in paragraph 1 for NQSOs.

                    Notwithstanding the preceding paragraph, the excess of the fair market value of the shares at the time of exercise over the exercise price will generally be included in the optionee’s alternative minimum taxable income in the year of exercise. However, if the optionee makes a disqualifying disposition of the common stock (as described above) in the taxable year in which the optionee exercises the option, the amount includable in the optionee’s alternative minimum taxable income generally will not exceed the amount realized on the disposition minus the exercise price. Amounts included in the optionee’s alternative minimum taxable income in the year of exercise will increase the optionee’s basis in the shares for alternative minimum tax purposes. Those amounts will not be included in the optionee’s alternative minimum taxable income in the year of disposition, if later.

                    3.    Special rule if option price is paid for in shares: An optionee may pay all or part of the option price of an NQSO by tendering shares of our common stock owned by the optionee with a fair market value equal to the option price. The rules described in paragraph 1 above apply except that the number of shares received upon exercise of the NQSO which is equal to the number of shares surrendered as payment shall have the same tax basis and tax holding period as the shares surrendered. Any additional shares received will have a tax basis equal to the amount of ordinary income recognized on the exercise plus the amount of cash paid as part of the option price. The holding period of such shares will begin on the date of exercise.

                    If an optionee exercises an NQSO and pays all or part of the option price by tendering Delphi stock which was previously acquired through the exercise of an ISO, the surrender of the shares is not a disqualifying disposition of those shares, so long as the shares were not acquired through the exercise of the ISO within the previous twelve months and were not acquired within the two years following the date of grant of the ISO. The number of shares received upon exercise of the NQSO which is equal to the number of surrendered ISO shares will have the same tax basis as the surrendered shares and a holding period that includes the holding period in the surrendered shares. The additional shares received upon exercise will have a tax basis equal to the sum of the amount of ordinary income recognized upon exercise of the option plus the amount of cash paid on exercise. The holding period of the additional shares will begin on the date of exercise.

                     Similar rules apply when the optionee pays all or part of the option price of an ISO by tendering shares of our common stock. The number of shares received upon exercise which equals the number of old shares surrendered will generally have a tax basis and holding period equal to that of the surrendered shares. Any additional shares received upon exercise will have a tax basis equal to the amount of cash paid by the optionee upon exercise of the option, if any, with a holding period that begins on the exercise date. All of the shares will constitute ISO shares.

                    New Plan Benefits.    As discussed above, future awards under the Plans will be based on our future performance. Accordingly, we cannot at this time determine the amount of long-term incentive compensation to be paid in the future to our current and future covered executives under the Plans. Actual amounts will depend on the size of awards and on our actual performance over the performance period of the award. Please see the “Compensation of Executive Officers” section appearing later in this proxy statement for information concerning awards granted under these Plans in 1999.

                    The Board of Directors recommends a vote “For ” Proposal 2 to approve the material terms of the performance goals under the Delphi Incentive Compensation Program, consisting of the Delphi Automotive Systems Annual Incentive Plan, the Delphi Automotive Systems Stock Incentive Plan and the Delphi Automotive Systems Performance Achievement Plan, to comply with the requirements of Section 162(m) of the Code. Proxies solicited by the Board of Directors will be voted “For ” this Proposal 2 unless stockholders specify a different choice.

PROPOSAL 3

Selection of Independent Public Accountants

                    The Audit Committee of the Board of Directors selects the independent public accountants to audit Delphi’s books of account and other corporate records. The Audit Committee’s selection of Deloitte & Touche LLP to audit Delphi’s books of account and other corporate records for 2000, which has been approved by the Board of Directors, is being submitted to you for ratification. Representatives of Deloitte & Touche LLP will be at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                    Delphi management will present the following resolution at the meeting:

                    “RESOLVED: That the selection of Deloitte & Touche LLP as independent public accountants to audit the books of account and other corporate records of the Company for 2000 is ratified. ”

                    The Board of Directors recommends a vote “For ” Proposal 3. Proxies solicited by the Board of Directors will be voted “For” this Proposal 3 unless stockholders specify a different choice.

Stockholder Proposals

                    The following proposals, Proposal 4 and Proposal 5, have been made by Delphi stockholders identified below and may be presented at the meeting.

PROPOSAL 4

                    John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278, owner of 34 shares of common stock, on behalf of himself and on behalf of the Ray T. Chevedden and Veronica G. Chevedden Family Trust, owner of 1,397 shares of common stock, has given notice that he intends to present for action at the annual meeting the following resolution and has furnished the following statement in support of his proposal:

                     RESOLVED:

Shareholder Right to Vote on Poison Pills

                    Recommend the company shall not adopt or maintain any poison pill designed to block the acquisition of stock in excess of a specified amount:

                    UNLESS such plan or agreement has been previously approved by a majority shareholder vote at a shareholder meeting as a separate resolution.

                    This includes, but is not limited to the poison pill that was adopted by the Company WITHOUT SHAREHOLDER APPROVAL in 1999. After adoption this Resolution is not to be amended, modified or repealed, except as a separate resolution by a majority shareholder vote.

SUPPORTING STATEMENT:

                    Delphi, recently spun off from General Motors, adopted backward corporate governance practices compared to GM. GM improved its corporate governance practices in 1992 to reverse its trend toward bankruptcy. However, Delphi chose many corporate governance practices that are regressive compared to GM—as measured by the standards of many institutional investors. Delphi is 59% owned by institutions.

                    One key regressive rule adopted by Delphi is a poison pill not subject to shareholder vote.

Why submit the Delphi poison pill to a shareholder vote?

•	Poison pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.

•	Pills adversely affect shareholder value.

Nell Minow and Robert Monks in their book,
Power and Accountability

•	Shareholder right to vote on poison pill resolutions achieved 60%
APPROVAL from shareholders in 1999.

Investor Responsibility Research Center’s Corporate Governance
Bulletin, April-June 1999

•	The Council of Institutional Investors (Internet address: “www.ciicentral.com”) recommends shareholder approval of all poison pills in its Shareholder Bill of Rights.

                    The adoption of this resolution could be a step towards a management initiative to change the following company core-practices that are not competitive—according to many institutional shareholders and proxy analysts:

•	No annual election of all directors.

•	No cumulative voting.

•	Shareholders may not call special meetings.

What issues highlight concern about improving Delphi’s performance:

High capital spending and Delphi’s dependence on GM for a majority of its sales may restrict the stock’s price.

Standard & Poors Stock Reports	November 20, 1999

Delphi’s sales fall—due in part to $103 million discount for GM.

Detroit News	April 16, 1999

Auto-parts industry is challenged by high operating costs. Overhead is rising because of changing demands by auto makers. Debt loads are increasing. Executives constantly complain about the low multiples their stocks command.

Wall Street Journal	November 8, 1999

Delphi’s CEO must hustle to transform his low-margin GM albatross into a nimble competitor capable of holding its own.

Business Week	March 15, 1999

We expect the company ’s sales to be flat in 1999 and 2000.

ValueLine	October 8, 1999

                    In its response to this resolution, Delphi is asked to name the steps it has taken to improve corporate governance at the highest level of the company—where it will have the most impact to improve company performance.

To increase shareholder value vote yes:
SHAREHOLDER RIGHT TO VOTE ON POISON PILLS
YES ON 4

Delphi’s Response

The Board recommends a vote against this proposal:

                    Delphi’s size and resources present us with significant opportunities. Because Delphi is a new entity, the Board believes that Delphi’s greatest potential lies in executing its business plan. Toward this end, we have implemented a Stockholder Rights Plan (the “Rights Plan”) to protect Delphi from unfair, imprudent or abusive attempts to acquire Delphi.

                    In the last ten years, stockholder rights plans have emerged as one of the most effective tools that a company can use to prevent an unfair, imprudent or abusive takeover attempt. The Rights Plan enables the Board, which is in the best position to negotiate the most favorable terms on behalf of all the stockholders, to evaluate the desirability of a sale and protect stockholders from abusive takeover practices which do not treat them equally or fairly. The Board is not alone in its judgment that a rights plan is beneficial: the directors of more than 2,300 public companies have adopted rights plans, 500 public companies since 1998 alone.

                    An acquiring party can be expected to act in its own interest by acquiring a company as cheaply as possible and pressuring the company’s stockholders into selling. Although a bidder for a company ’s stock may offer a premium over market price, accepting the bidder’s offer may not necessarily be in the company’s or the stockholders’ best interests. In the Board’s judgment, the Rights Plan helps protect against these pressure tactics by making it more difficult to acquire Delphi without dealing directly with the Board.

                    The Board can redeem or amend the rights issued under the Rights Plan if it determines that doing so would be in Delphi’s best interest. The key point, however, is that the Board’s redemption of the Rights Plan means that the company has decided that a sale is in its best interest rather than having the sale terms dictated by a third party. Further, redeeming the Rights Plan now, and not in the context of an acquisition, could deprive Delphi of an effective negotiation tool and impair the Board’s ability to achieve our strategic goals.

                    We believe that Delphi operates in accordance with sound standards of corporate governance, and the Board’s adoption of the Rights Plan is no exception. In deciding to adopt the Rights Plan (in December 1998), our Board thoughtfully considered information and advice from experienced and independent legal and financial advisors and drew both on the collective experience of its members with many other companies and its members’ extensive knowledge of Delphi’s own business and circumstances. The Board believes that the adoption of the Rights Plan is clearly within the scope of its fiduciary duties under Delaware law and that submitting the Rights Plan for stockholder approval is inconsistent with the Board’s legal responsibility to manage the company. Indeed, the Delaware Supreme Court has repeatedly validated the use of a stockholder rights plan when it is adopted by a company’s board of directors to allow that board of directors to evaluate the best course for its company, and we believe that the vast majority of corporations do not subject their rights plans to stockholder approval because responsibility for such fundamental matters as the acquisition of a corporation should rest with the board of directors, which is bound by duties of care and loyalty in its management of the corporation.

                    The Board continues to believe that the Rights Plan, as enacted and voted on by the Board, is in Delphi’s best interest.

                    For the reasons explained above, the Board of Directors recommends a vote “Against” Proposal 4. Proxies solicited by the Board of Directors will be voted “Against” this Proposal 4 unless stockholders specify a different choice.

PROPOSAL 5

                    St. Joseph Health System, 440 South Batavia Street, Orange, CA 92868, owner of 25,906 shares of common stock, Sisters of St. Dominic of Caldwell, NJ, 52 Old Swartswood Station Road, Newton, NJ 07860, owners of 69 shares of common stock, Sisters of the Blessed Sacrament, 1663 Bristol Pike (POB 8502), Bensalem, PA 19020-8502, owners of 69 shares of common stock, School Sisters of Notre Dame St. Louis Province, 320 East Ripa Avenue, St. Louis, MO 63125-2897, owners of 139 shares of common stock, School Sisters of Notre Dame Cooperative Investment Fund, 336 East Ripa Avenue, St. Louis, MO 63125, owners of 69 shares of common stock, Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, NY 10011, owner of 69 shares of common stock and Benedictine Sisters, 530 Bandera Road, San Antonio, TX 78228, owners of 797 shares of common stock, have given notice that they intend to present for action at the annual meeting the following resolution and have furnished the following statement in support of their proposal:

Proposal for a Global Set of Corporate Standards

                    Whereas, Delphi Automotive Systems is in its first year as an independent global company and faces numerous complex issues which also affect our interests as shareholders. The international context within which our company operates is becoming increasingly diverse as we enter the new millennium.

                     Our company operates in 37 countries worldwide and is challenged by important concerns arising from diverse cultures and political and economic contexts. These concerns require management to address issues beyond the traditional business focus: human rights, workers’ right to organize and bargain collectively, non-discrimination in the workplace and sustainable community development, as well as the elimination of the use of child labor, forced labor, bribery and harmful environmental practices.

                    We believe our company needs to have comprehensive policies, programs and practices to address the issues they face in the global marketplace. A New York Times editorial stated, “(Corporations) should hold themselves to some guidelines. Their own practices should not be abusive, even if local laws allow it. This means giving workers wages they can live on and good working conditions” ( “Corporations and Conscience,” New York Times, December 6, 1998). Such a code of conduct could be operationally similar to the “Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance,” developed by an international group of religious investors.

                    Our company should, from its inception, be in a position to assure shareholders that its employees are treated fairly and paid a sustainable living wage wherever they work in the global economy. One important element of ensuring compliance is the utilization of independent monitors made up of respected local human rights, religious and other non-governmental organizations. A number of global companies are involved in the development of credible code enforcement mechanisms that include independent monitoring.

                    Improving the quality of life for employees and their communities can lead to productivity and enhance the bottom line for the company.

                    RESOLVED, the shareholders request the Board of Directors to report on the development of its code or standards for its international operations to the shareholders by October 2000.

Supporting Statement

                    We recommend the review include the following areas:

                    1.    A description of policies which are designed to protect human rights-civil, political, social, cultural and economic-consistent with respect for human dignity and international labor rights standards.

                    2.    A report of efforts to ensure that the company does not employ children under the age of fifteen, or younger than the age of completing compulsory education in the country of manufacture where such age is higher than fifteen.

                    3.    A report of company policies ensuring that there is no use of forced labor, including prison labor, indentured or bonded labor.

                    4.    Establishment of consistent standards for workers’ health and safety, practices for handling hazardous wastes and protection of the environment, as well as promoting a fair and dignified quality of life for workers and their communities.

                    We believe a company poised to compete in the 21st Century needs comprehensive global standards to guide them.

Delphi’s Response

The Board recommends a vote against this proposal:

                    In general, the Board shares the same goals as the proponents of this proposal. We have engaged in an ongoing, constructive dialogue with the proponents of this proposal (and others) on these issues since becoming an independent company. However, the Board does not believe that the proposal would be an effective way to advance these goals.

                    We have comprehensive corporate policies concerning these issues in place. We believe that these standards protect basic human rights and the environment and that Delphi is a good citizen around the world. As a result of our policies, we believe that our presence in foreign countries not only generates revenues for Delphi and value for shareholders, but also enhances the lives of the people who work at our facilities and betters the communities where we operate.

                    Delphi’s policies state:

•	Delphi cannot hire anyone under the age as specified by local law.

•	Delphi pays market-based compensation, including wages and benefits that meet or exceed all legal requirements of those countries where Delphi operates.

•	Delphi complies with all legal requirements applicable to hours worked.

•	Delphi has written health and safety guidelines and uses them consistently worldwide.

•	Delphi has a stated environmental policy and Delphi’s operations must comply at minimum with environmental regulations of those countries where Delphi operates.

•	Delphi shall not use forced labor—prison, indentured, bonded or otherwise.

                    The Board receives regular reports regarding these issues. Additionally, the Board believes that developing the guidelines suggested by the proposal would require us to judge a sovereign nation’s economic, political, and environmental standards based upon our country’s norms. Engaging in such a judgment with respect to a particular country is contrary to the very goals outlined in the proposal because such a judgment would, if unfavorable, undoubtedly strain the relationship between that country and Delphi, and could diminish our ability to positively operate in that country.

                    For further detail on a specific Delphi policy, please write to our secretary.

                    For the reasons explained above, the Board of Directors recommends a vote “Against” Proposal 5. Proxies solicited by the Board of Directors will be voted “Against” this Proposal 5 unless stockholders specify a different choice.

The Board of Directors

                    The Board of Directors currently consists of twelve directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. After the printing of our 1999 Annual Report, a copy of which you have received with this proxy statement, our Board of Directors elected a new director, Dr. Bernd Gottschalk. This proxy statement includes biographical and other information about Dr. Gottschalk. The Board of Directors met eight times during 1999. All of the current directors who were directors in 1999 attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which they served in 1999. The following information about the directors, including the nominees, was provided by the directors.

Board of Directors—Class I—Nominees Standing for Re-Election:

J.T. Battenberg III
Age:     56

Director Since:    1998

Principal Occupation:    Chairman of the Board, Chief Executive Officer and President, Delphi Automotive Systems Corporation

Recent Business Experience:    Mr. Battenberg is the Chairman of the Board, Chief Executive Officer and President of Delphi. Mr. Battenberg has led Delphi and its precursor, the Automotive Components Group Worldwide, since 1992. He held various other positions with General Motors Corporation from 1961 through 1992. Mr. Battenberg is on the Board of Trustees of Kettering University, formerly known as General Motors Institute, and the National Advisory Board for Chase Manhattan Corporation. He is also a member of the Council on Competitiveness, the Business Roundtable and the Business Council.

Other Directorships:    FIRST (For Inspiration and Recognition of Science and Technology) and the Economic Club of Detroit.

Virgis W. Colbert
Age:     60

Director Since:    1999

Principal Occupation:    Executive Vice President, Miller Brewing Company

Recent Business Experience:    Mr. Colbert was appointed Executive Vice President for Miller Brewing Company in July 1997. He has held several manufacturing and production positions since joining Miller in 1979. Mr. Colbert is currently a Director of Columbia Health Systems and The Greater Milwaukee Open. He is Chairman of the Thurgood Marshall Scholarship Fund and of the Board of Trustees of Fisk University. Mr. Colbert also is a member of the Executive Advisory Committee for the National Urban League’s Black Executive Exchange Program, and serves on the Opportunities Industrialization Centers of America’s National Industrial Council. Mr. Colbert is a member of the Compensation and Executive Development Committee of Delphi’s Board of Directors.

Shoichiro Irimajiri
Age:     60

Director Since:    1999

Principal Occupation:    President, Sega Enterprises, Ltd.

Recent Business Experience:    Mr. Irimajiri was elected President and Representative Director for Sega Enterprises, Ltd. in February 1998. Before that, he held various positions within Sega since 1993. Before joining Sega, Mr. Irimajiri had been an Executive Vice President at Honda Co. Ltd. since June 1990. He had been associated with Honda since 1963. Mr. Irimajiri is a member of the Corporate Governance and Public Issues Committee of Delphi’s Board of Directors.

Susan A. McLaughlin
Age:     47

Director Since:     1999

Principal Occupation:    President, Consumer Services BellSouth Telecommunications, Inc.

Recent Business Experience:    Ms. McLaughlin has been President, Consumer Services BellSouth Telecommunications, Inc. since March 1998. From 1987 to 1998, Ms. McLaughlin held numerous financial and marketing management positions at Eastman Kodak. Before working at Kodak, she spent 13 years in corporate banking with Citibank and Chase. Ms. McLaughlin is Chairman of the Compensation and Executive Development Committee of Delphi ’s Board of Directors.

Other Directorships:    Target Corporation

Continuing Directors

Class II —Terms Expiring in 2001:

Oscar de Paula Bernardes Neto
Age:     53

Director Since:     1999

Principal Occupation:    Chairman of the Board of Santista Alimentos S/A and Seara Alimentos S/A

Recent Business Experience:    Mr. Bernardes is the Chairman of the Board of Santista Alimentos S/A and Seara Alimentos S/A. He was Chief Executive Officer of Bunge International from 1986 to 1999. Before joining Bunge, Mr. Bernardes was a senior partner with Booz-Allen & Hamilton. He also has over 15 years of consulting experience, including several projects related to the automotive industry in South America. Mr. Bernardes is a member of the Advisory Board for Booz-Allen & Hamilton. Mr. Bernardes is a member of the Audit Committee of Delphi’s Board of Directors.

Other Directorships:    RBS, Alcoa in Brazil

John D. Opie
Age:     62

Director Since:     1999

Principal Occupation:    Vice Chairman of the Board and Executive Officer, General Electric Company

Recent Business Experience:    Mr. Opie has held the position of Vice Chairman of the Board and Executive Officer for General Electric Company since 1995. He has been associated with General Electric Company since 1961 in numerous management positions, including Vice President of the Lexan and Specialty Plastics Divisions, President of the Distribution Equipment Business Division and President of General Electric Company ’s Lighting Business from 1986 to 1995. Mr. Opie is Chairman of the Audit Committee of Delphi’s Board of Directors.

Other Directorships:    General Electric Company

Roger S. Penske
Age:     63

Director Since:     1999

Principal Occupation:    Chairman of Penske Corporation

Recent Business Experience:    Mr. Penske is the Chairman of Penske Corporation, Chairman of Detroit Diesel Corporation, Chairman of United Auto Group, Inc. and Chairman of the Board of Penske Truck Leasing Corporation and Penske Auto Centers, Inc. He also serves as Vice Chairman of the Board and as a Director of International Speedway Corporation. Mr. Penske is also Chairman of the Detroit Investment Fund, a member of the Robert Bosch International AG Advisory Board, a Trustee of the Henry Ford Museum and Greenfield Village and a member of the Business Council. Mr. Penske is Chairman of the Corporate Governance and Public Issues Committee of Delphi’s Board of Directors.

Other Directorships:    General Electric Company

Dr. Bernd Gottschalk
Age:     56

Director Since:     2000

Principal Occupation:    President, Association of the German Automobile Industry

Recent Business Experience:    Before becoming President of the Association of the German Automobile Industry in 1996, Dr. Gottschalk worked at Mercedes-Benz AG since 1972 in various positions, such as plant manager in Mannheim and President of Mercedes-Benz do Brasil in São Paulo. As a member of the Advisory Board of Mercedes-Benz AG, he was responsible for the company’s worldwide commercial vehicle business. Dr. Gottschalk is a member of the Advisory Board of each of Hoffman-La Roche, Thyssen Krupp Automotive, J.M. Voith AG and Dresdner Bank Latin America. Dr. Gottschalk is a member of the Corporate Governance and Public Issues Committee of Delphi’s Board of Directors.

Class III – Terms Expiring in 2002:

Alan S. Dawes
Age:     45

Director Since:     2000

Principal Occupation:    Executive Vice President and Chief Financial Officer, Delphi Automotive Systems Corporation

Recent Business Experience:    Mr. Dawes is an Executive Vice President and Chief Financial Officer of Delphi and has been a Vice President of Delphi since 1998. He worked in the Treasurer’s Office at General Motors Corporation from 1981 until 1991, and in 1992 he was appointed Executive-in-Charge of Operations for Delphi’s precursor, the Automotive Components Group Worldwide. Mr. Dawes was appointed General Manager of Delphi Chassis Systems in 1994. He was named Financial Executive of the year in the 1999 Automotive News Industry All Stars and is a member of the Harvard Business Club.

Thomas G. Labrecque
Age:     61

Director Since:     1999

Principal Occupation:    Former Chairman, The Chase Manhattan Corporation

Recent Business Experience:    Mr. Labrecque is the former Chairman of The Chase Manhattan Corporation. Since his June 1, 1999 retirement from Chase, he has been the Chairman of Chase’s International Advisory Council, a non-policy making body made up of business leaders, entrepreneurs and former government officials from around the world. During his 35-year career with Chase, Mr. Labrecque held various positions including Treasurer, Vice Chairman, President and Chairman and Chief Executive Officer of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A. Upon the merger with Chemical Bank in 1996, Mr. Labrecque became President and Chief Operating Officer of the company. He is a member of the Board of Directors for the Hospital for Special Surgery, a director of LLC International Rescue Committee, a member of the Business Council and a member of the Council of Foreign Relations. Mr. Labrecque is a member of the Audit Committee of Delphi ’s Board of Directors.

Other Directorships:    Pfizer Inc.

Donald L. Runkle
Age:     54

Director Since:     2000

Principal Occupation:    Executive Vice President, Delphi Automotive Systems Corporation; President, Delphi Dynamics and Propulsion Sector

Recent Business Experience:    Mr. Runkle is an Executive Vice President of Delphi and President of Delphi’s Dynamics and Propulsion Sector. He was Vice President of Delphi and President of Delphi Energy and Engine Management Systems since 1998. Mr. Runkle held a series of engineering positions from 1968 to 1993 at General Motors Corporation when he was appointed General Manager of Delphi Saginaw Steering Systems. He was named General Manager of Delphi Energy and Engine Management Systems in 1996. Mr. Runkle is an advisor to the Lean Enterprise Institute and Chairman of the Agility Forum.

Thomas H. Wyman
Age:     70

Director Since:     1998

Principal Occupation:    Former Chairman, President and Chief Executive Officer of CBS, Inc.

Recent Business Experience:    Mr. Wyman was named Lead Independent Director for Delphi in October 1998. Mr. Wyman had served on the Board of Directors for General Motors Corporation from 1985 to October 1998. Mr. Wyman was Senior Advisor of SBC Warburg, Inc. from 1996 to 1997 and Chairman of S.G. Warburg and Co., Inc. from 1992 to 1996. He is also a member of the Advisory Board of Nestlé USA, Inc., the International Advisory Group of Toshiba Corporation (Tokyo) and the Business Council. Mr. Wyman is the Trustee Emeritus of the Ford Foundation and The Aspen Institute and Chairman Emeritus of Amherst College. Mr. Wyman is an ex officio member of the Audit Committee, the Compensation and Executive Development Committee and the Corporate Governance and Public Issues Committee of Delphi’s Board of Directors.

Other Directorships:    AT&T Corporation

Committees of the Board of Directors

                    We set out below information regarding certain of the committees of our Board of Directors.

Audit Committee

Number of Members:	4

Members:	John D. Opie (Chairman)
Oscar de Paula Bernardes Neto
Thomas G. Labrecque
Thomas H. Wyman (ex officio)

Number of Meetings in 1999:	5

Functions:	Assists the Board of Directors in overseeing management’s conduct of Delphi’s financial reporting process, which includes:

Discussing with management and the outside auditors the quality of our internal accounting and financial controls;

Overseeing the preparation of financial reports provided by Delphi to the government or the public;

Reviewing with management and our outside auditors our annual audited financial statements and interim financial results; and

Monitoring the independence of our outside auditors.

Compensation and Executive Development Committee

Number of Members:	3

Members:	Susan A. McLaughlin (Chairman)
Virgis W. Colbert
Thomas H. Wyman (ex officio)

Number of Meetings in 1999:	2

Functions:	Determines the compensation of non-employee directors and the chief executive officer and, after receiving a recommendation from the chief executive officer, all members of the Delphi Strategy Board.

Approves any benefit or incentive compensation plan of Delphi or its subsidiaries which affects those employees subject to its review.

Exercises the powers granted to it by any executive incentive compensation plan (including granting stock options, Delphi Automotive Systems Performance Achievement Plan awards and restricted stock units).

Corporate Governance and Public Issues Committee

Number of Members:	3

Members:	Roger S. Penske (Chairman)
Dr. Bernd Gottschalk
Shoichiro Irimajiri
Thomas H. Wyman (ex officio)

Number of Meetings in 1999:	1

Functions:	Makes recommendations on:

Matters relating to service on the Board, including size and composition of the Board;

Nominees for election to the Board;

Matters relating to the governance of Delphi; and

Policies promoting best interests of Delphi and the community.

The Committee also considers stockholder suggestions for nominees for director. Suggestions should be submitted to our secretary, with the recommended candidate ’s biographical data and written consent to nomination and to serving, if elected, not later than the date by which stockholder proposals for action must be submitted. Procedures to be followed by stockholders in recommending nominees for director are also described in the section entitled “Stockholder Proposals” appearing on page 42 of this proxy statement.

Stock Ownership of Management and More Than 5% Stockholders

                    The table below shows how much of our common stock was beneficially owned as of January 10, 2000 (unless another date is indicated) by (i) each director (who was serving as a director as of that date) and nominee for director, (ii) each executive officer named in the Summary Compensation Table appearing later in this proxy statement, (iii) each person known by Delphi to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group. In general, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of January 10, 2000 (such as by exercising options).

Name and Address(1)	Shares Beneficially Owned(2)	Stock Options Exercisable Within 60 Days	Total of Shares Beneficially Owned and Options	Percent	Deferred Stock Units(3)

J.T. Battenberg III	172,065	783,842	955,907	*	258,475

Oscar de Paula Bernardes Neto	0	0	0	*	6,217

Virgis W. Colbert	0	0	0	*	6,217

Alan S. Dawes	51,754	346,779	398,533	*	58,975

Shoichiro Irimajiri	0	0	0	*	2,345

Thomas G. Labrecque	2,000	0	2,000	*	3,248

Susan A. McLaughlin	0	0	0	*	6,500

Rodney O ’Neal	16,679	142,656	159,335	*	58,275

John D. Opie	10,000	0	10,000	*	6,500

Roger S. Penske	22,000	0	22,000	*	6,500

Donald L. Runkle	31,167	147,207	178,374	*	60,691

David B. Wohleen	11,451	123,761	135,212	*	57,061

Thomas H. Wyman	3,155	0	3,155	*	16,957

State Street Bank and Trust Company, in various fiduciary capacities(4) 225 Franklin Street Boston, MA 02110	61,227,755	0	61,227,755	10.9%	0

All directors and executive officers as a group (31 persons)	495,554	2,777,424	3,080,750	*	645,482

*Less than 1% of Delphi’s total outstanding common stock. The percentages shown in the table are based on the total number of shares of Delphi’s common stock outstanding on January 10, 2000.

Notes

(1)	Except as otherwise indicated in the table, the business address of the beneficial owners is c/o Delphi Automotive Systems Corporation, 5725 Delphi Drive, Troy, MI 48098.

(2)	Includes shares:

•	As to which the named person has sole voting and investment power,

•	As to which the named person has shared voting and investment power with a spouse, or

•	Which the named person holds in the Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States.

Excludes shares that are restricted stock holdings or that may be acquired through the exercise of stock options that are exercisable through March 10, 2000.

(3)     Includes:

•	Restricted stock units subject to a vesting schedule, forfeiture risk and other restrictions. The restricted stock units earn dividend equivalents at the same rate as dividends paid to stockholders.

•
Phantom shares included in common stock units under the Delphi Benefit Equalization Plan-Savings. This is a non-qualified “excess benefit” plan that is exempt from ERISA and IRS code limitations and provides executives with full Delphi matching contributions without regard to limits imposed by the IRS code. Amounts credited under the plan are maintained in share units of Delphi common stock. After leaving Delphi, an employee may at any time choose to receive a complete distribution of amounts in the Benefit Equalization Plan, which will be in cash. Common stock units have no voting rights.

•	Common stock units held by non-employee directors under Delphi’s Deferred Compensation Plan for Non-Employee Directors.

(4)
Based on a Schedule 13G dated December 31, 1999 filed by State Street Bank and Trust Company with the Securities and Exchange Commission. Represents shares held by State Street Bank and Trust Company as trustee for various Delphi employee benefit plans and in various other fiduciary capacities.

Compensation of Directors

                    We do not pay directors who are also our employees additional compensation for their service as directors or committee members. In 1999, compensation for our non-employee directors consisted of:

•	$100,000 cash retainer and $200,000 in common stock units per year for the lead independent director;

•	$55,000 cash retainer and $55,000 in common stock units per year for the other non-employee directors; and

•	a fee of $5,000 per year for serving as chairman of a board committee (for other than the lead independent director).

                    The stock portion of each non-employee director’s annual compensation is automatically deferred until he or she no longer serves on our Board. Under Delphi’s Deferred Compensation Plan for Non-Employee Directors, non-employee directors, at their option, may convert the cash portion of their compensation into common stock units. Dividend equivalents on any common stock units accrue quarterly and are converted into additional common stock units. Directors will receive the cash value of all of their accumulated common stock units after they leave the Board.

Compensation of Executive Officers

                    This section provides summary information regarding the compensation of J.T. Battenberg III, our Chairman, Chief Executive Officer and President, and our four next most highly compensated executive officers. This section also includes a report of the Compensation and Executive Development Committee of our Board of Directors concerning the general compensation principles used by that committee for senior executive officers as well as the specific factors used to determine Mr. Battenberg’s compensation.

Compensation and Executive Development Committee
Report on Executive Compensation
(How Delphi Determines Executive Compensation)

Philosophy

                    Delphi’s executive compensation program aims to align the interests of our executives with your interests as stockholders. To do so, Delphi:

•	Sets specific, measurable goals to create value for the stockholders in both the short- and long-term;

•	Rewards executives when they have achieved the goals we have set;

•	Motivates executives to improve the performance and profitability of Delphi overall and of each business sector to which an executive is assigned; and

•	Adjusts each executive’s compensation to reflect his or her individual performance and contribution to Delphi.

Types of Compensation

                    We use three main types of compensation in our executive compensation program:

•	Base Salary

•	Annual Incentives

•	Long-Term Incentives

                    In determining the appropriate amount of each type of compensation to pay our executives in 1999, we looked at what executives earned at companies that are in our industry as well as at other Fortune 50 companies with which we compete in hiring executives. We use the corporate performance of, and compensation paid by, these companies as a benchmark in deciding the appropriate combination of compensation types for our executives. We also rely on data and advice provided by outside consultants.

Base Salary

                    We strive to pay salaries at the median of the salaries paid by the group of benchmark companies described above. Importantly, we also look at factors specific to an individual executive such as an executive ’s performance, potential for future advancement and responsibilities.

                    To ensure that our executives would be able to focus on the interests of the company and not be distracted by the possible impact on their personal situation if a change in control at Delphi were to occur or be imminent, we entered into updated change in control agreements in early 2000 covering our officers. Under these agreements, an executive is paid certain benefits upon the occurrence of a change in control of Delphi, and additional benefits if, during the three years after a change in control, the executive’s employment with Delphi ceases for reasons other than “for cause.” The change in control agreements are described more fully in this proxy statement under the section entitled “Change In Control Agreements” beginning on page 37 of this proxy statement. The agreements are Delphi’s only contractual arrangements with the executive officers named in the Summary Compensation Table appearing later in this section.

Annual Incentives

                    The Annual Incentive Compensation Plan provides for annual incentive awards based on our achievement of pre-determined corporate goals. Each year, we establish a corporate performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid. The size of final awards depends on the actual level of performance that Delphi achieves within this pre-established range, and we may adjust awards to reflect individual performance.

                    We establish our targeted performance levels by reference to one or more of the following business criteria: Return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of our common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity and/or quality. These business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. We use our judgment to establish a range of performance levels that we believe are in your best interests.

                    At the end of 1999, we reviewed Delphi’s overall performance and the general and specific factors for each executive. The annual incentive awards were determined and paid in cash in early 2000, and the amounts of those awards made to each of the named executive officers are listed in the Summary Compensation Table appearing later in this section.

Long-Term Incentives

                    Stock Options—Stock options are an important part of our long-term incentive program. We grant them at the average of the high and low trading price of the stock on the date of grant and do not allow for repricing. This way executives gain only when the stockholders do —when the stock price goes up.

                    When we grant options, we follow competitive long-term incentive compensation practices. The size of these grants and the other long-term awards discussed below is intended to place our executives at the 55th percentile of the long-term incentives granted to similar executive positions at benchmark companies.

                    Performance Achievement Plan—Unlike stock options, which reward executives for enhancing stockholder value through increasing the price of common stock, the Delphi Automotive Systems Performance Achievement Plan encourages executives to focus on achieving strategic business goals that take more than one year to complete. We set these goals in our strategic business plan that currently covers a three-year period. As with our base salary and annual incentive program, we set these corporate performance goals with reference to a group of benchmark companies. Individual performance is also reviewed.

                    Typically, we grant long-term target awards under the Delphi Automotive Systems Performance Achievement Plan every year, but do not pay them unless the goals in our strategic business plan are achieved over the three-year plan period. No awards will exceed 200% of our established goals. Currently, long-term awards are paid in common stock. At the end of 1999, we reviewed Delphi’s overall performance and the general and specific factors for each executive. The awards under the Delphi Automotive Systems Performance Achievement Plan for the 1997-1999 and 1997-2000 plan periods were determined and paid in stock in early 2000.

                     Restricted Stock Units—We granted restricted stock units to approximately 600 executives in 1999, including all the named executive officers, as part of our February 5, 1999 “Founders’ Grant” issued at the time of our IPO. The Founders’ Grant program allowed Delphi to align the interests of its executives with that of Delphi ’s stockholders on Delphi’s first day as a stand-alone public company. These restricted stock units will vest over four years from the date of grant but will not be delivered until four years from the date of grant, February 5, 2003. Dividend equivalents are paid in the form of additional restricted stock units until the payout of the units. The units have no voting rights.

                    A restricted stock unit is equivalent to one share of common stock. Again, these grants are intended to tie the executives’ interests to your interests as stockholders. We decide the restriction period and other terms of each unit, and units are subject to the conditions of the Delphi Automotive Systems Stock Incentive Plan. During the restriction period, the holder of units cannot sell or otherwise dispose of his or her units. If a holder retires during the restriction period, he or she is entitled to a pro-rated payment of his or her award based on the number of months worked after the date of grant of the award. If a holder quits employment with Delphi during the restriction period, his or her award is cancelled.

                    Stock Ownership By Directors—We believe that a significant component of our directors’ compensation should be linked to our stock. For this reason, we pay to our non-employee directors half of the fees for serving as a director in common stock units. We also give our non-employee directors the option to receive all their fees in common stock units, as described in this proxy statement in the “The Board of Directors—Compensation of Directors” section. All of our non-employee directors have elected to receive all fees for the 2000 fiscal year in these common stock units.

Chief Executive Officer Compensation

                    Base Salary—Mr. Battenberg’s salary, as reported in the Summary Compensation Table, reflects a 20.8% increase over 1998 due to his performance and the fact that he is now running a stand-alone, independent company.

                    Annual Incentives—In early 1999 we established an individual award target for Mr. Battenberg in line with our overall compensation philosophy. At the end of the year we reviewed this award in relation to the established performance measures. We believe Mr. Battenberg ’s performance in taking Delphi public and managing the transition from a sector of General Motors Corporation to a stand-alone public company was outstanding. The award was based on an aggressive performance target established in late 1998, and Delphi’s performance exceeded the target level but was below the maximum. The final award for Mr. Battenberg was paid above the target level, but below the maximum level.

                    Stock Options—As part of Delphi’s continuing compensation review process, we compared the value of stock options granted to Mr. Battenberg against the value of options granted to chief executive officers of the benchmark companies. After considering the value of options previously granted to Mr. Battenberg, for 1999 we awarded him, as part of the Founders’ Grant program, stock options for 532,637 shares of Delphi common stock as disclosed in the Summary Compensation Table.

                    Other Long-Term Incentives—We made a long-term target award to Mr. Battenberg under the Delphi Automotive Systems Performance Achievement Plan based on Delphi’s performance for the 1997-1999 performance period, which concluded at the end of 1999, two years of which cover Mr. Battenberg’s employment at General Motors Corporation. The award was based on an aggressive three-year performance target established in early 1997, and Delphi’s performance exceeded the target level but was below the maximum. The final award for Mr. Battenberg was paid above the target level, but below the maximum level. We also made a long term award to Mr. Battenberg for the 1997-2000 performance period for achieving target return on net assets, which was paid at the target level in Delphi common stock in 1999. The Delphi Automotive Systems Performance Achievement Plan long-term target award for Mr. Battenberg for the 1999-2001 performance period is disclosed in the Long-Term Incentive Plan —Awards in Last Fiscal Year table appearing later in this section. We established the size of Mr. Battenberg’s target award consistent with the methodology discussed above. We denominated Mr. Battenberg’s award for the 1999-2001 performance period in cash and, if it is earned, will pay it in a single installment of Delphi common stock valued at the time the award is paid.

                    In connection with Delphi’s initial public offering, certain executives were awarded “Founders’ Grant” options to purchase shares of Delphi common stock and Founders’ Grant restricted stock units. The restricted stock units awarded to Mr. Battenberg as part of the Founders’ Grant program are disclosed in the “Restricted Stock Awards” column of the Summary Compensation Table, which appears later in this section. The award vests pro rata over four years from the date of grant but will not be delivered until four years from the date of grant. All employees of Delphi worldwide also received stock options to purchase shares of Delphi common stock as part of the Founders’ Grant.

                    Compensation Deductibility Policy—In Proposal 2 appearing in this proxy statement under “Proposals Requiring Your Vote,” we describe the need for your approval of the material terms of the performance goals under each of the Delphi Automotive Systems Annual Incentive Plan, the Delphi Automotive Systems Stock Incentive Plan and the Delphi Automotive Systems Performance Achievement Plan to comply with regulations under Section 162(m) of the Internal Revenue Code. This will enable Delphi to use such plans to pay tax-deductible performance-based compensation in excess of $1 million per tax year to each of its chief executive officer and four other most highly-paid officers, and to any individual who later becomes one of those persons. Delphi believes that it is important to be able to take all available tax deductions with respect to incentive payments.

Compensation and Executive Development Committee

Virgis W. Colbert
Susan A. McLaughlin
Thomas H. Wyman (ex officio)

Summary Compensation Table

                    The table below shows compensation information for J. T. Battenberg III, who served as our chief executive officer in 1999, and our four next highest paid executive officers as of the end of 1999.

					Long-Term Compensation

	Annual Compensation				Awards		Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Unit Awards ($)(1)	Securities Underlying Options (#)(2)	Long- Term Incentive Payouts ($)(3)	A ll Other Compensation ($)(4)

J.T. Battenberg III Chairman, Chief	1999	1,208,333	2,200,000	n/a	4,080,000	532,637	2,135,000	48,838
Executive Officer	1998	1,000,000	450,000	50,624	n/a	416,571	750,000	49,215
and President	1997	887,000	1,020,000	53,448	n/a	451,956	475,000	38,112

Donald L. Runkle	1999	581,250	650,000	n/a	933,000	121,802	609,000	22,945
Executive	1998	458,000	235,000	n/a	n/a	66,651	198,000	19,250
Vice President	1997	391,000	325,000	n/a	n/a	72,312	111,000	14,085

Alan S. Dawes	1999	506,250	635,000	n/a	933,000	121,802	609,000	20,977
Chief Financial Officer	1998	398,000	210,000	n/a	n/a	58,319	198,000	16,730
and Executive Vice President	1997	360,000	262,000	n/a	n/a	63,272	111,000	12,960

Rodney O ’Neal	1999	426,667	660,000	n/a	933,000	121,802	581,000	15,169
Executive Vice President

David B. Wohleen	1999	411,250	625,000	n/a	933,000	121,802	459,000	17,915
Executive Vice President

Notes

(1)
Shows value of restricted stock units on the date of grant. Under Delphi’s “Founders’ Grant” program, restricted stock units vest pro rata over four years from the date of grant but no restricted stock units are delivered until four years from the date of grant. Restricted stock units earn dividend equivalents at the same rate as dividends paid to stockholders. The restricted stock units are described in more detail under “Compensation and Executive Development Committee Report on Executive Compensation” above.

Listed below are the total number of shares represented by restricted stock units allocated to the named executive officers and the market values of such shares (based on the closing price of our common stock on the New York Stock Exchange as of December 31, 1999).

Named Executive	Number of Shares	Market Value($)
J.T. Battenberg III	241,959	3,810,854
Donald L. Runkle	55,330	871,447
Alan S. Dawes	55,330	871,447
Rodney O ’Neal	55,330	871,447
David B. Wohleen	55,330	871,447

(2)
Awards in 1999 were granted by Delphi with respect to its common stock; awards in 1997 and 1998 were granted by General Motors Corporation with respect to its $1-2/3 par value common stock. At the time of the May 28, 1999 distribution by General Motors Corporation of its Delphi stock to holders of its $1-2/3 par value common stock, Delphi issued replacement options for Delphi common stock to Delphi employees holding General Motors Corporation options. This replacement was intended to preserve the economic value of the General Motors Corporation options at the time of the May 28, 1999 distribution. Accordingly, the numbers shown in the table for stock options granted in 1997 and 1998 represent the number of General Motors Corporation shares underlying the original award by General Motors Corporation multiplied by a factor of 4.16571, which is the rate at which Delphi issued the replacement options. The exercise price of the options originally granted by General Motors Corporation was decreased by dividing the exercise price by 4.16571.

(3)	Reflects long-term incentive payouts as follows:

•	Under the General Motors 1992 Performance Achievement Plan: Performance Periods 1995-1997 and 1996-1998.

•	Under the Delphi Automotive Systems Performance Achievement Plan: Performance Periods 1997-1999 and 1997-2000.

•	Payments were made in General Motors Corporation $1-2/3 par value common stock and General Motors Corporation Class H common stock for 1997 and 1998 payouts, and Delphi common stock for 1999 payouts.

•	Dividend equivalents were paid on unvested shares.

The General Motors Corporation awards were subject to vesting in installments. We accelerated the vesting of future installments of all such awards to December 31, 1999 because we believe that the vesting requirements of such awards did not particularly promote the long-term retention of our executives, and paid the awards on January 4, 2000 in shares of Delphi common stock. Listed below are the number of shares of all such awards to the named executive officers that were vested as of December 31, 1999 (no shares were unvested as of that date):

Name of Executive Officer	Shares Vested as of December 31, 1999(#)	Value of Shares Vested as of December 31, 1999($)*
J.T. Battenberg III	68,503	1,078,922
Donald L. Runkle	7,388	116,361
Alan S. Dawes	7,388	116,361
Rodney O ’Neal	4,240	66,780
David B. Wohleen	0	0

*	Based on the closing price of our common stock on the New York Stock Exchange on December 31, 1999, which was $15.75 per share.

(4)
Includes matching contributions by Delphi under the Savings Stock Purchase Plan and the values of certain credits provided to the named executive officers under the Benefit Equalization Plan—Savings, which are shown together in the “Savings Plans” column in the table below for 1999, and the value of the insurance premium paid by Delphi with respect to the Delphi Executive Split-Dollar Endorsement Plan, a life insurance policy for the benefit of Mr. Battenberg, which is shown in the “Imputed Income ” column in the table below for 1999. Under the Benefit Equalization Plan, Delphi provides benefits substantially equal to benefits that could not be provided under the Savings Stock Purchase Plan because of limitations under the Internal Revenue Code.

	Savings Plans	Imputed Income($)
J.T. Battenberg III	40,488	8,350
Donald L. Runkle	22,945	—
Alan S. Dawes	20,977	—
Rodney O ’Neal	15,169	—
David B. Wohleen	17,915	—

Upon the death of Mr. Battenberg, Delphi would be reimbursed for its premiums paid on the Executive Split-Dollar Endorsement Plan.

Option Grants in Last Fiscal Year

                    The following table shows the stock options granted in 1999 to the executive officers named in the Summary Compensation Table. The Delphi Automotive Systems Stock Incentive Plan does not provide for stock appreciation rights.

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh.)(3)	Expiration Date	Grant Date Present Value($)(4)

J.T. Battenberg III	532,637	2	18.66	2/6/09	3,238,225

Donald L. Runkle	121,802.46		18.66	2/6/09	748,035

Alan S. Dawes	121,802.46		18.66	2/6/09	748,035

Rodney O ’Neal	121,802.46		18.66	2/6/09	748,035

David B. Wohleen	121,802.46		18.66	2/6/09	748,035

Notes

(1)
These options were granted on February 5, 1999 and include both non-qualified and incentive stock options. One-fourth of each option grant becomes exercisable on February 5 of each of 2000, 2001, 2002 and 2003. The incentive stock options expire ten years from the date of grant and the non-qualified options expire two days later. If a grantee retires, becomes disabled, or dies, his or her pro-rated options continue to be exercisable up to the earlier of the normal expiration date or five years. In most other instances of employment termination, all rights end upon termination. Optionees are subject to certain conditions, including refraining from competitive activity after they retire from Delphi or otherwise cease employment with Delphi under circumstances in which they retain their options. Options generally cannot be transferred except through inheritance.

(2)	Includes Delphi replacement options only to the extent that the General Motors Corporation options which such options replaced were granted by General Motors Corporation in 1999.

(3)	The exercise price of the stock options is the average of the high and low selling prices as reported in the Wall Street Journal on the grant date.

(4)
These values were determined based on the Black-Scholes option pricing model. Calculation of the Grant Date Present Value was based on the following assumptions: Exercise of an option in the fifth year after its grant, price volatility of 29.88%, a risk free rate of return of 6.48% and a dividend yield of 1.59%. No adjustments were made for non-transferability. Our use of this model does not necessarily mean that we believe that this model accurately determines the value of options. The ultimate value of the options in this table depends upon each holder’s individual investment decisions and the actual performance of Delphi’s common stock.

Aggregated Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End

                    The following table shows information concerning the options exercised in 1999 by each of the executive officers named in the Summary Compensation Table and the value of options held by such executives at the end of 1999. No stock appreciation rights are held by any named executive officer.

	General Motors Corporation Shares Acquired on Exercise(#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End(#)(2)	Value of Unexercised In-the-Money Options at FY-End($)(3)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable

J.T. Battenberg III	72,413	2,280,837	361,176/960,995	956,542/1,066,573

Donald L. Runkle	35,883	901,554	70,439/190,330	188,047/170,627

Alan S. Dawes	3,667	166,188	275,806/181,756	1,351,202/149,278

Rodney O ’Neal	0	0	81,477/171,962	263,801/121,464

David B. Wohleen	8,569	325,186	71,443/155,744	258,929/83,350

Notes

(1)
In 1999, none of the named executive officers exercised options granted by Delphi. Shares reported in this column of the table represent shares of General Motors Corporation’s $1-2/3 par value common stock acquired through the exercise of options granted by General Motors Corporation before the May 28, 1999 distribution by General Motors Corporation of its Delphi shares to the holders of General Motors Corporation’s $1-2/3 par value common stock.

(2)
Includes shares underlying Delphi options granted before the May 28, 1999 distribution of our common stock and shares underlying Delphi options with which Delphi replaced General Motors Corporation options in connection with the May 28, 1999 distribution by General Motors Corporation of its Delphi stock to holders of General Motors Corporation’s $1-2/3 par value common stock. This replacement was intended to preserve the economic value of the options at the time of the distribution. The number of shares of Delphi common stock covered by the replacement option was calculated by multiplying the number of shares of General Motors Corporation common stock under the original option by a factor of 4.16571; the exercise price of the option, which is reflected in the value of options in the table, was decreased by dividing the original exercise price by the same factor.

(3)
These year-end values represent the difference between the fair market value of Delphi ’s common stock underlying options (based on the stock’s closing price on the New York Stock Exchange on December 31, 1999) and the exercise prices of the options. The closing price of Delphi’s common stock on the New York Stock Exchange on December 31, 1999 was $15.75. “In-the-money” means that the fair market value of the underlying stock is greater than the option’s exercise price on the valuation date.

Long-Term Incentive Plan-Awards in Last Fiscal Year

                    The following table shows information on 1999 grants of incentive awards and restricted stock units to the executive officers named in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Stock-Price-Based Plans(3)

Name	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout(2)	Threshold ($)	Target ($)	Maximum ($)

J.T. Battenberg III	RSUs 240,000	RSUs 2003	n/a	n/a	n/a
	PAP n/a	PAP 1999-2001	576,000	1,440,000	2,880,000

Donald L. Runkle	RSUs 54,882	RSUs 2003	n/a	n/a	n/a
	PAP n/a	PAP 1999-2001	164,000	410,000	820,000

Alan S. Dawes	RSUs 54,882	RSUs 2003	n/a	n/a	n/a
	PAP n/a	PAP 1999-2001	164,000	410,000	820,000

Rodney O ’Neal	RSUs 54,882	RSUs 2003	n/a	n/a	n/a
	PAP 4,240	PAP 1999-2001	164,000	410,000	820,000

David B. Wohleen	RSUs 54,882	RSUs 2003	n/a	n/a	n/a
	PAP n/a	PAP 1999-2001	164,000	410,000	820,000

Notes

(1)
Represents the number of shares specified in restricted stock units granted under the Delphi Automotive Systems Stock Incentive Plan in 1999. Restricted stock units earn dividend equivalents at the same rate paid to our stockholders. The total number of shares represented by restricted stock units allocated to the named executive officers is set out in footnote 1 to the Summary Compensation Table on page 30. Incentive awards under the Delphi Automotive Systems Performance Achievement Plan are not currently denominated in shares, units or other rights.

(2)	There are no performance criteria associated with the grant of restricted stock units.

(3)
Relates to payment of incentive awards under the Delphi Automotive Systems Performance Achievement Plan for performance during 1999 through 2001. If the threshold performance level is met or exceeded, the percentage of the incentive award that may be paid to participants will depend on the extent to which the established performance target for the three-year performance period is achieved, but will not exceed the maximum level. If the threshold performance level is not met, no awards will be paid.

                    All officers and certain other employees of Delphi are eligible to participate in our stock option programs. The Delphi Automotive Systems Stock Incentive Plan provides for the grant of both incentive stock options and non-qualified stock options. Under this plan, eligible employees also may receive restricted stock units. A restricted stock unit is equivalent to one share of common stock. The final number of restricted stock units can be paid out in cash or stock. The Classified Salary and Hourly Stock Option Plan provides for the grant of only non-qualified stock options.

                    Under the Delphi Automotive Systems Performance Achievement Plan, eligible employees may receive long-term incentive awards which are based on performance during a period that may be at least two years and not more than five years. The final amount of the award depends on whether the performance goals are achieved as well as on the employee’s individual performance.

                    Delphi’s Compensation and Executive Development Committee decides the dollar amount of a final award by determining how completely certain performance goals were achieved. Awards under the Delphi Automotive Systems Performance Achievement Plan are ordinarily paid in shares of our common stock. Typically, these awards are granted each year, but they are not paid unless the performance goals are achieved over the three-year performance period. Performance goals for these awards reported in the table cover the 1999-2001 period and include the same performance measures for each of the named executive officers. The performance goals and the mechanics of receiving a final award are more fully discussed under “Compensation and Executive Development Committee Report on Executive Compensation—Long-Term Incentives” appearing earlier in this section.

                    Final awards of common stock made to the named executive officers under the Delphi Automotive Systems Performance Achievement Plan for the 1995-1997, 1996-1998, 1997-1999 and 1997-2000 performance periods are reported under the “Payouts” column in the Summary Compensation Table.

                    Generally, an employee’s outstanding incentive awards are cancelled if the employee quits, is discharged or ceases employment with Delphi under similar circumstances, or engages in competitive activity after termination. An employee’s rights under any award are forfeited if an employee acts against Delphi’s interests.

                    The Compensation and Executive Development Committee selects the persons who receive the units and may establish performance goals for the restricted stock units. Dividend equivalents paid to the named executive officers are included in the “Other Annual Compensation” column in the Summary Compensation Table. No restricted stock units were paid out in 1999 to any of the named executive officers.

Retirement Programs

                    The retirement program for our executives in the United States consists of two plans. One plan, the Delphi Salaried Retirement Program, is a qualified plan for purposes of the Internal Revenue Code. We also have a plan that is not considered a qualified plan under the Internal Revenue Code, the Supplemental Executive Retirement Program, which provides for an executive to receive a benefit equal to the greater of that calculated under a regular method (“Regular SERP Benefit”) or an alternative method (“Alternative SERP Benefit”), under circumstances described below. Generally, under the Delphi Salaried Retirement Program and the Supplemental Executive Retirement Program, an executive’s prior service with General Motors Corporation is taken into account when determining service with Delphi for purposes of the plans, so that time that the executive worked for General Motors Corporation is counted as if the executive worked for Delphi during that time.

                    The Delphi Salaried Retirement Program is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act (“ERISA”). In general, the Delphi Salaried Retirement Program consists of “Part A” and “Part B” benefits. Part A of the Delphi Salaried Retirement Program provides benefits under a formula based on years of credited service and an applicable benefit rate. Part B of the Delphi Salaried Retirement Program provides benefits under a formula based on years of Part B credited service and upon the average of the highest five years of base salary received during the final ten years of service, subject to certain benefit limitations imposed by the Internal Revenue Code. In addition, under Part B, Delphi provides employees with an annual retirement benefit equal to the sum of 100% of the Part B contributions they made to the General Motors Retirement Program on or after October 1, 1979, or to the Delphi Salaried Retirement Program on or after January 1, 1999, and lesser percentages of their contributions made to the General Motors Retirement Program before that date. If employees elect not to contribute to Part B of the Delphi Salaried Retirement Program, they are entitled to receive the Part A benefits only. Benefits under the Delphi Salaried Retirement Program vest after five years of credited service and are payable at age 65 at the rate in effect as of the last day worked.

                     If an executive makes Part B contributions to the Delphi Salaried Retirement Program, the executive may also be eligible to receive a non-qualified Regular SERP Benefit. The sum of the Delphi Salaried Retirement Program’s benefits plus the Regular SERP Benefit will provide an eligible executive with the following total annual retirement benefits: 2% times years of Part B credited service times the last five years ’ average annual base salary, minus the executive’s Delphi Salaried Retirement Program pension and Social Security benefits.

                    The table below shows the estimated total annual Delphi Salaried Retirement Program benefits (under Part A and Part B) plus the Regular SERP Benefit (assuming the executive qualifies). The chart gives an average annual base salary as of December 31, 1999. Such amount would be paid in 12 equal monthly installments per year to executives retiring in 2000 at age 65.

Average Annual Base Salary(1)	Years of Part B Credited Service
	15	25	35	45
$ 250,000	$ 69,841	$116,402	$ 162,963	$ 209,524
490,000	141,841	236,402	330,963	425,524
730,000	213,841	356,402	498,963	641,524
970,000	285,841	476,402	666,963	857,524
1,210,000	357,841	596,402	834,963	1,073,524
1,450,000	429,841	716,402	1,002,963	1,289,524

(1)	Average annual base salary means the average of the highest five years of base salary paid during the final ten calendar years of service preceding an executive ’s retirement.

                    The average annual base salary and the years of Part B credited service which may be considered in the Regular SERP Benefit calculation as of December 31, 1999 for each of the named executive officers are as follows: J.T. Battenberg III—$904,167—37 years; Donald L. Runkle—$422,833—31 years; Alan S. Dawes—$379,917—18 years; Rodney O’Neal—$291,050—26 years; and David B. Wohleen —$243,017—20 years. The annual base salary of each named executive officer for the most recent year(s) considered in the calculation reported here is shown in the “Salary” column of the Summary Compensation Table appearing earlier in this section.

                    Executives may be eligible to receive the Alternative SERP Benefit instead of the Regular SERP Benefit if they abide by certain agreements with Delphi, such as, for example, an agreement not to work for any competitor of Delphi or act in any manner contrary to the best interest of Delphi. If the executive makes such an agreement and qualifies for the Alternative SERP Benefit, he or she will receive the greater of the Regular SERP Benefit or the Alternative SERP Benefit. The sum of the Delphi Salaried Retirement Program’s benefits, plus the Alternative SERP Benefit, will provide an eligible executive with total annual retirement benefits equal to 1.5% times eligible years of Part B credited service up to a maximum of 35 years, times the executive’s average annual total direct compensation, minus 100% of the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65 and the Delphi Salaried Retirement Program pension benefit.

                     The following table shows the estimated total annual Delphi Salaried Retirement Program benefits (under Part A and Part B) plus the Alternative SERP Benefit (assuming the executive qualifies). The figures are based upon average annual compensation as of December 31, 1999. Delphi would pay the benefit in 12 equal monthly installments per year to executives retiring in 2000 at age 65. If the executive elects to receive such benefits with a 65% survivor option, the amounts shown would generally be reduced from 5% to 11%, depending upon the age differential between spouses.

Average Annual Total Direct Compensation(1)	Eligible Years of Part B Credited Service
	15	20	25	30	35
$ 380,000	$ 68,304	$ 96,804	$ 125,304	$ 153,804	$ 182,304
1,122,000	235,254	319,404	403,554	487,704	571,854
1,864,000	402,204	542,004	681,804	821,604	961,404
2,606,000	569,154	764,604	960,054	1,155,504	1,350,954
3,348,000	736,104	987,204	1,238,304	1,489,404	1,740,504
4,090,000	903,054	1,209,804	1,516,554	1,823,304	2,130,054

(1)
Average annual total direct compensation means the sum of the average annual base salary and the average of the highest five annual incentive awards earned in respect of the final ten calendar years of service preceding an executive ’s retirement.

                    The average annual total direct compensation and the eligible years of Part B credited service which may be considered in the Alternative SERP calculation as of December 31, 1999 for each of the named executive officers is as follows: J.T. Battenberg III—$1,937,567 —36 years; Donald L. Runkle—$781,833—31 years; Alan S. Dawes —$696,317—18 years; Rodney O’Neal—$578,650—26 years; and David B. Wohleen—$485,217—20 years. The annual total direct compensation of each named executive officer for the most recent year(s) considered in the calculation reported here is reported in the “Salary” and “Bonus” columns of the Summary Compensation Table appearing earlier in this section.

                    The Regular SERP Benefit and the Alternative SERP Benefit can be reduced or eliminated for both retirees and active employees by Delphi ’s Compensation and Executive Development Committee.

Change In Control Agreements

                    In early 2000, Delphi entered into updated change in control agreements with its officers, whom we refer to here as participants, including each of the executives named in the Summary Compensation Table. The change in control agreements provide certain benefits to each participant upon the occurrence of a change in control of Delphi and additional benefits if the employment of a participant is terminated for certain reasons after a change in control.

                    A change in control is defined in the change in control agreements as: (i) The acquisition by any person, other than Delphi or any subsidiary of Delphi, of beneficial ownership of 25 percent or more of the outstanding common stock or of common stock carrying votes sufficient to elect a majority of the directors of the company; (ii) members of the company ’s board of directors who constitute the entire board as of the date of a participant’s change in control agreement, together with any new directors whose election to the board was approved by at least two-thirds of the directors then in office who had been directors as of the date of the participant’s change in control agreement, cease to constitute a majority of the board; (iii) certain mergers, consolidations and other reorganizations of Delphi in which Delphi is not the surviving corporation; (iv) any sale, lease, exchange or other transfer of 50% or more of the assets of Delphi; or (v) a liquidation or dissolution of Delphi.

                     Upon the occurrence of a change in control, a participant is entitled to the following payments and benefits:

•	all of the participant’s unvested options will vest and become immediately exercisable in accordance with their terms;

•
all of the participant’s unvested restricted stock units will vest and the company will deliver to the participant stock certificates and/or, at the participant’s option, cash in an amount equal to the value of the restricted stock units;

•
all of the participant‘s target awards, calculated based on the greater of 150% of the initial awards or 150% of the forecasted payout level at the time of the change in control, will be fully “funded” by the company contributing amounts equal to such awards to a “rabbi trust” and will thereafter be paid to the participant at the times contemplated by the plans under which the awards were made;

•
any compensation previously deferred at the election of the participant, together with accrued interest or earnings, will be “funded” by the company contributing amounts equal to such deferrals and accrued interest or earnings to a rabbi trust, which amounts will be paid to the participant as previously directed by the participant;

•
the company will contribute to a rabbi trust an amount equal to the present value of the Regular SERP Benefit or the Alternative SERP Benefit, which amount will be paid to the participant under the terms of the Supplemental Executive Retirement Program at the same time as his or her benefits under the Delphi Salaried Retirement Program are paid to him or her; if the participant does not become vested in his or her retirement benefit under the Delphi Salaried Retirement Program, then the present value of the Regular SERP Benefit or the present value of the Alternative SERP Benefit will be paid to the participant within 30 days after his or her separation from service with the company; solely for purposes of calculating the Regular SERP Benefit and/or the Alternative SERP Benefit, the participant ’s benefit under the Delphi Salaried Retirement Program will be calculated with additional year(s) of service equal to the multiplier (1, 2 or 3) described below and with the additional compensation paid as a result of such multiplier;

•
a participant will be deemed fully vested in his or her benefit under any tax-qualified defined benefit plans of the company so that if he or she separates from service with the company before actually becoming vested in such benefits, the company will pay him or her an amount equal to the present value of his or her accrued benefits under such plans;

•
a participant will be deemed fully vested in his or her benefit under any tax-qualified defined contribution plans of the company so that if he or she separates from service with the company before actually becoming vested in such benefits, the company will pay him or her an amount equal to the excess of his or her account balance under such plans over the vested account balance.

                    Additional payments and benefits are payable to a participant who ceases to be employed by the company during the three years following a change in control under any of the following circumstances:

•
The company terminates the participant’s employment other than “for cause, ” i.e., for any reason other than the participant’s willful failure to perform substantially his or her duties or the conviction of the participant for a felony;

•
the participant terminates his or her employment if, without his or her consent, (i) his or her salary and other compensation or benefits are reduced for reasons unrelated to the company’s or the participant’s performance, (ii) his or her responsibilities are negatively and materially changed, (iii) he or she must relocate his or her work location or residence more than 25 miles from its location as of the date of the change in control or (iv) the company fails to offer him or her a comparable position after the change in control;

•	during the one-month period following the first anniversary of the change in control, the participant ceases to be employed by the company for any reason other than for cause.

                    The additional payments and benefits payable in the circumstances described above are:

•
Payment in cash of (i) the participant’s annual base salary through the termination date for work performed for which the participant has not yet been paid, together with accrued vacation pay and (ii) a multiple (either 1, 2 or 3) of the greater of (x) the participant’s annual base salary plus his or her target bonus, each for the year in which the change in control occurs, and (y) the participant’s annual base salary plus his or her target bonus, each for the year in which his or her employment is terminated;

•	continuation by the company of the participant’s health and life insurance coverage for 36 months after the termination date;

•	reimbursement from the company of up to $50,000 for expenses related to outplacement services;

•
continued use of the participant’s company car and/or any applicable car allowance for one year after the termination date, plus payment by the company of any amounts necessary to offset any taxes incurred by the participant by reason of the company’s car-related payments;

•
provision by the company of investment advisory services comparable to those services available to the participant as of the date of his or her change in control agreement, for two years after the termination date; and

•
payment by the company of the participant’s legal fees resulting from any dispute resolution process entered into to enforce his or her change in control agreement, plus payment by the company of the gross-up amount necessary to offset any taxes incurred by the participant by reason of such payments by the company.

                    If a participant voluntarily terminates employment during the term of his or her change in control agreement, other than in any of the negative situations imposed without his or her consent described above and other than during the one-month period after the first anniversary of the change in control also described above, the participant’s change in control agreement will terminate and the company’s only obligation will be to pay the participant’s annual base salary through the termination date for work performed for which the participant has not yet been paid and any previously deferred compensation. Upon the termination of a participant ’s employment due to his or her death or incapacity (other than during the one-month period after the first anniversary of the change in control described above), his or her change in control agreement will terminate and the company’s only obligation will be to pay the participant’s annual base salary through the termination date, any accrued vacation pay and any previously deferred compensation.

                    A participant is also entitled to receive a payment by the company to offset any excise tax under the excess parachute payment provisions of section 4999 of the Internal Revenue Code that has been levied against the participant for payments that the company has made to, or for the benefit of, him or her (whether or not such payments are made pursuant to the participant’s change in control agreement). The payment by the company will be “grossed up” so that after the participant pays all taxes (including any interest or penalties with respect to such taxes) on the payment, the participant will retain an amount of the payment equal to the excise tax imposed.

                    The change in control agreements place certain restrictions on the ability of a participant whose employment with the company has terminated to disclose any confidential information, knowledge or data about the company or its business. Also, the terms of any noncompetition agreement between a participant and the company (including the noncompetition provisions contained in the Supplemental Executive Retirement Program as it relates to payment of the Alternative SERP Benefit and in various benefit plans) will cease to apply to a participant if, and on the date that, the participant’s employment with the company is terminated for any reason after a change in control.

Stock Performance Graph

                    The graph below provides an indicator of Delphi’s cumulative total stockholder return as compared with the Standard & Poor ’s 500 Stock Index and with a peer group index that Delphi has constructed. The peer group is composed of Dana Corporation, Federal-Mogul Corporation, Johnson Controls, Inc., Lear Corporation and Magna International Inc.

                    The graph assumes an initial investment of $100 and reinvestment of quarterly dividends.

                    The graph covers a period of time beginning February 5, 1999, when Delphi’s common stock first traded on the New York Stock Exchange, through December 31, 1999.

COMPARISON OF CUMULATIVE TOTAL RETURNS*
DELPHI AUTOMOTIVE
SYSTEMS S&P 500 PEER GROUP

DESCRIPTION	STARTING BASIS February 5, 1999	March 31, 1999	June 30, 1999	September 30, 1999	December 31, 1999

DELPHI AUTOMOTIVE SYSTEMS CORPORATION	$100.00	$104.41	$109.24	$ 95.25	$ 93.82

S & P 500	$100.00	$100.77	$107.87	$101.14	$116.19

PEER GROUP	$100.00	$ 93.62	$106.46	$ 86.02	$ 71.65

Stockholder Proposals

                    Any stockholder proposal intended for inclusion in the proxy material for the 2001 annual meeting must be received by our secretary at our World Headquarters no later than November 27, 2000. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must still comply with the procedural requirements in Delphi’s bylaws. Accordingly, written notice must be sent to the secretary of Delphi not less than 90 or more than 120 calendar days before the first anniversary of the prior year ’s annual meeting. This means that for the 2001 annual meeting, written notice must be delivered between the close of business on January 10, 2001 and the close of business on February 9, 2001; for this year’s meeting, which is Delphi’s first, our bylaws provide that such notice had to have been delivered between the close of business on November 2, 1999 and the close of business on December 2, 1999. If the date of the annual meeting, however, is not within 30 days before or 60 days after the anniversary of the prior year’s meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which Delphi first announces the meeting date to the public. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our secretary at our World Headquarters.

                    Any stockholder suggestions for director nominations must also be submitted by the dates by which other stockholder proposals are required to be submitted.

Annual Report and Other Matters

                    Delphi’s 1999 Annual Report, including consolidated financial statements, is being mailed to you with this proxy statement. A list of the stockholders of record entitled to vote at the annual meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the location of the meeting at Delphi Delco Electronics Systems Headquarters, One Corporate Center, Kokomo, Indiana, for ten days before the meeting.

                    We will provide any stockholder, at no charge, with a copy of our Annual Report on Form 10-K for 1999 including financial statements, financial statements schedules and other exhibits. All that a stockholder has to do is write to our secretary at 5725 Delphi Drive, Troy, Michigan 48098.

Expenses of Solicitation

                    The cost of soliciting proxies in the accompanying form will be paid by Delphi. Delphi will solicit proxies by mail and may also solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Delphi. Delphi has retained Morrow & Co., Inc. to assist it in soliciting proxies at an estimated cost of $18,000, plus reasonable out-of-pocket expenses. Delphi may also pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxies and proxy materials to beneficial owners of Delphi common stock and for obtaining their instructions.

March 27, 2000

/s/ Diane L. Kaye
Diane L. Kaye
Secretary

How to Request Admission Tickets to the Annual Meeting

                    Whether you hold Delphi common stock of record or through a broker, if you plan to attend the annual meeting in Kokomo, Indiana, please contact Delphi Automotive Systems Corporation Stockholder Services at 1-800-818-6599 to request admission ticket(s) and a map. If you are calling from outside the U.S., call collect at 1-781-575-3990. You and one guest will be issued a ticket. Tickets will be mailed to your attention. Please be prepared to show evidence of ownership of Delphi Automotive Systems Corporation common stock (such as a statement of holdings or a dividend check stub) at the meeting.

[LOGO OF DELPHI]
NOTICE OF
2000
ANNUAL MEETING
OF STOCKHOLDERS
AND
PROXY STATEMENT

4103-PS-2000

APPENDIX A

DELPHI AUTOMOTIVE SYSTEMS ANNUAL INCENTIVE PLAN

     1.  The purposes of the Delphi Automotive Systems Annual Incentive Plan (this "Plan") are to reward performance and provide incentive for future endeavor to employees who contribute to the success of the business by making them participants in that success.

     2(a).  The Executive Development and Compensation Committee of the Delphi Automotive Systems Corporation Board of Directors (the "Committee"), as from time to time constituted pursuant to the By-Laws of Delphi Automotive Systems Corporation ("Delphi," or the "Corporation"), may, prior to June 1, 2004, authorize the granting to employees of the Corporation of annual target awards. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual annual grants with respect to employees who are officers of the Corporation. The Committee may delegate to the Delphi Strategy Board (the "Strategy Board") responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers of the Corporation. All such awards shall be denominated and paid in cash (U.S. dollars or local currency equivalent).

     2(b).  Prior to the grant of any target award, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

     2(c).  With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Delphi common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

     2(d).  If any event occurs during a performance period which requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments (either upward or downward), in the specified performance levels.

     2(e). Except as otherwise provided in paragraph 6, the percentage of each target award to be distributed to an employee shall be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period. Adjustments to awards to reflect individual performance for employees who are not officers of the Corporation may be made by the Strategy Board. Any target award, as determined and adjusted pursuant to this paragraph 2(e) and paragraph 6, is herein referred to as a "final award." The total award paid to any employee for any one year shall not exceed $7.5 million.

     3.  Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons (a) who are employed by the Corporation, or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in 3(a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" shall mean (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation, or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and shall determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

     4(a).  Target awards which have become final awards shall be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting, and the unpaid portion of any final award shall be subject to the provisions of paragraph 6. The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.

     4(b).  If employment of an employee is terminated by death, all final awards not currently vested shall immediately vest. In all other cases, if employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award.

     4(c).  With respect to target awards which have become final awards as provided in paragraph 2(e), the Committee may, in its discretion, pay to the participant interest on all portions thereof which are unvested. No holder of a target award shall have any rights to interest prior to such target award becoming a final award. Any interest payable with respect to such unvested final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.

     5(a).  An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall from time to time determine.

     5(b).  No target award shall be granted to any director of the Corporation who is not an employee at the date of grant.

     6(a).  Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(c) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any final award previously made to such employee and such employee shall not be entitled to receive any consideration in respect of such cancellation.

     6(b).  If any employee is dismissed for cause or quits employment without the prior consent of the Corporation, the unvested portion of any final award previously made to such employee shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation.

     6(c).  Upon termination of an employee's employment for any reason other than as described in (b) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any final award, as the Committee shall determine. To the extent such condition precedent is waived, the Committee may accelerate the vesting of all or any specified percentage of the unvested portion of any final award.

A-2

     6(d).  For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a final award shall not vest during a leave of absence granted an employee for government service.

     7.  Subject to paragraph 6, all final awards which have vested in accordance with the provisions of this Plan shall be paid as soon as practicable following the end of the related vesting period. If the Corporation shall have any unpaid claim against an employee arising out of or in connection with the employee's employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to repay gains pursuant to paragraph 5(d) of the Delphi Stock Incentive Plan, or Corporate business credit card charges.

     8.  To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.

     9.  The expenses of administering this Plan shall be borne by the Corporation.

   10.  Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable on account of an employee's death which is not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.

    11.  Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the Strategy Board; provided, however, the Committee shall not delegate to the Strategy Board any powers, determinations, or responsibilities with respect to officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Strategy Board. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

    12.  The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d), 4, or 6), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Committee on Executive Development and Compensation or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2004.

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    13.  Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall, , be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws, and construed accordingly.

    14.  This Plan shall be effective on January 1, 1999.

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APPENDIX B

DELPHI AUTOMOTIVE SYSTEMS PERFORMANCE ACHIEVEMENT PLAN

     1.  The purpose of the Delphi Automotive Systems Performance Achievement Plan (this "Plan ") is to provide employees in positions of senior leadership with incentive compensation related to accomplishment of key Corporate long-term strategic objectives which enhance stockholder value.

     2(a).  The Executive Development and Compensation Committee of the Delphi Board of Directors (the "Committee"), as from time to time constituted pursuant to the By-Laws of the Delphi Automotive Systems Corporation ( "Delphi," or the "Corporation"), may prior to June 1, 2004 authorize the granting to employees of the Corporation of target awards. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual amounts with respect to employees who are officers of the Corporation. The Committee may delegate to the Delphi Strategy Board (the "Strategy Board") responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers of the Corporation.

     2(b).  Prior to the grant of any target award, the Committee shall establish for each such award (i) performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period which shall not be less than two nor more than five years. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

     2(c).  With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Delphi Stock (as defined below), economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

     2(d).  If any event occurs during a performance period which requires changes to preserve the incentive features of this Plan, the Committee may make adjustments (either upwards or downwards), in the specified performance levels of this Plan.

     2(e).  Except as otherwise provided in paragraph 3, the percentage of each target award to be distributed to an employee shall be determined by the Committee (i) on the basis of the performance levels established for such award and the performance of the applicable enterprise during the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during such period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period. Adjustments to awards to reflect individual performance for employees who are not officers of the Corporation shall be made by the Strategy Board. Any target award, as determined and adjusted pursuant to this paragraph and paragraph 3, is herein referred to as a "final award." The amount related to any final award for each performance period grant paid to any employee shall not exceed $7.5 million. No distribution of any final award (or portion thereof) shall be made if the minimum performance level applicable to the related target award is not achieved during the applicable performance period, except as otherwise provided in paragraph 3(d), or, unless otherwise determined by the Committee, if the employment of the employee to whom the related target award was granted shall terminate for any reason whatsoever (including death) within 12 months after the date the target award was granted.

     2(f).  All final awards which have vested in accordance with the provisions of paragraphs 3 and 4 shall be paid as soon as practicable following the end of the related vesting period. Final awards shall be paid in cash, in common stock of Delphi Automotive Systems Corporation ("Delphi Stock"), or partly in cash and partly in Delphi Stock, as the Committee shall determine. With respect to final awards which become payable partly or wholly in stock, the number of shares to be delivered upon determination of the final award and satisfaction of the related vesting provisions shall be determined by dividing the final award, less any cash received, by the fair market value of a share of Delphi Stock, such fair market value to be determined in accordance with procedures established by the Committee. Shares deliverable in payment of such final awards shall be made available from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery in payment of such final awards, they shall be held in a treasury account specifically for awards under this Plan. If the Corporation shall have any unpaid claim against the employee arising out of or in connection with such employee's employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to pay gains pursuant to paragraph 5(d) of the Delphi Stock Incentive Plan, or Corporate business credit card charges.

     2(g).  Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons who, at any time during the period to which an award relates, (i) are employed by the Corporation or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (ii) accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (i) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" means (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when and under what circumstances any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

     3(a).   Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the following conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. If the Committee shall determine that such employee has failed to satisfy any of the foregoing conditions precedent, all target awards granted to such employee which have not become final awards, and all final awards which have not been paid pursuant to paragraph 4(a) shall be immediately canceled. Upon termination of an employee's employment other than by death (whether such termination is before or after a target award shall have become a final award), the Committee may, but shall not in any case be required to, waive the condition precedent of continuing to render services but in the event of such waiver, the payment of any target award which shall thereafter become a final award and payment of any final award which shall remain unpaid shall nevertheless remain subject to the conditions precedent that (A) the employee refrains from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest or other employment specifically approved by the Committee shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and (B) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request. As used in the immediately preceding clause (B), the term employees shall include the beneficiary or beneficiaries designated by such employee as provided in paragraph 7, or if no such designation of any beneficiary or beneficiaries has been made, the employee's legal representative or other persons entitled to any payment or benefit with respect to the employee pursuant to this Plan. As a condition to the vesting and payment of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.

     3(b).  If, upon termination of an employee's employment prior to the end of any performance period for a reason other than death, the Committee shall determine to waive the condition precedent of continuing to render services as provided in paragraph 3(a), the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not be deemed to be a termination of employment but, except as otherwise determined by the Committee, the employee's target award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period. A target award shall not vest during a leave of absence granted an employee for government service.

     3(c).  Upon termination of an employee's employment by reason of death prior to the end of any performance period, the target award granted to such employee with respect to such performance period, except as otherwise provided in paragraph 2(e), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee's death. The percentage of the reduced target award to be distributed to such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee died and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. Such final awards will immediately vest and be paid as promptly as practicable.

     3(d).  If the performance levels established for any target award are based on the performance of a specified portion of the enterprise and that portion is sold or otherwise disposed of or reorganized or the employee is transferred to another portion of the enterprise prior to the end of the performance period, the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such event. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved, in the case of a sale, disposition or reorganization of the applicable portion of the enterprise, through the end of the fiscal year during which such event occurs and, in the case of a transfer of the employee, through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. In addition, in any such case, the Committee may, in its discretion, further adjust such award upward as it may deem appropriate and reasonable.

     3(e).  If an employee is promoted during the performance period with respect to any target award, such target award may, in the discretion of the Committee, be increased to reflect such employee's new responsibilities.

     3(f).   If the Corporation acquires an entity which has issued and outstanding long-term target awards, the Corporation may substitute awards under this Plan in place of such awards, under such provisions consistent with the terms of this Plan, as the Committee, in its sole discretion, may determine.

     4(a).  Target awards which have become final awards shall be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any final award shall be subject to the provisions of paragraph 3(a). The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.

     4(b).  If the employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award. If the employment of an employee is terminated by death, all final awards not currently vested shall immediately vest.

     4(c).  No holder of a target award shall have any rights to dividends or interest (other than as provided in paragraph 4(d) below) or other rights of a stockholder with respect to a target award prior to such target award's becoming a final award.

     4(d).  With respect to target awards which have become final awards payable in cash pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees interest on all such unvested cash amounts. With respect to target awards which have become final awards payable in Delphi Stock pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees an amount equal to the dividends which would have been paid if such shares had been vested and registered in the employee's name. Any interest or dividend equivalents payable with respect to such final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.

     4(e).  With respect to any dividend or other distribution on the Delphi Stock, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or Delphi Stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding target awards and unvested final awards denominated in shares of Delphi Stock to reflect such dividend or distribution.

     5(a).  An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall, from time to time, determine.

     5(b).  No target award shall be granted to any director of the Corporation who is not an employee at the date of grant nor to any member of the Committee on Executive Development and Compensation or the Audit Committee.

     5(c).  The Committee shall have discretion with respect to the determination of each target award. Recommendations shall be made to the Committee by the Chief Executive Officer under such procedures as may, from time to time, be approved by the Committee as to the employees to be granted target awards, the amounts of such awards, the performance levels at which different percentages of such awards would be earned and adjustments, if any, to such levels, the adjustments to such awards on the basis of individual performance, and the amounts of final awards, except that no such recommendations shall be made with respect to employees who are members of the Board of Directors, but such selections and determinations shall be dealt with exclusively by the Committee under such procedures as it may determine.

     6.  Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary or beneficiaries may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary or beneficiaries has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable on account of an employee's death which is not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.

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     7.  To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.

     8.  The expenses of administering this Plan shall be borne by the Corporation.

     9.  Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the Strategy Board; provided, however, the Committee shall not delegate to the Strategy Board any powers, determinations, or responsibilities with respect to officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Strategy Board. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

    10.  The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d) and 3), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Committee on Executive Development and Compensation or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2004.

    11.  Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws, and construed accordingly.

    12.  This Plan shall be effective on January 1, 1999.

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APPENDIX C

DELPHI AUTOMOTIVE SYSTEMS STOCK INCENTIVE PLAN

     1.  The purposes of the Delphi Automotive Systems Stock Incentive Plan (this "Plan") are to provide incentive for the creation of stockholder value and provide employees with the opportunity for long-term capital accumulation through the grant of options and restricted stock units to acquire shares of common stock ("Delphi Stock") of Delphi Automotive Systems Corporation ( "Delphi," or the "Corporation"). Subject to such additional limitations or restrictions as may be imposed as provided below, the term "employees" shall mean persons (a) who are employed by the Corporation or any "subsidiary" (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" means (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The rights reserved herein shall, among other things, permit the Executive Development and Compensation Committee of the Delphi Board of Directors (the "Committee"), as from time to time constituted pursuant to the By-Laws of the Corporation, to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

     2.  Subject to the provisions of paragraph 10, the aggregate number of shares of stock with respect to which options and restricted stock units may be granted under this Plan shall not exceed 85,000,000 shares of Delphi Stock; provided, however, subject to the provisions of paragraph 10, the maximum number of shares of stock which may be granted in the form of restricted stock units under this Plan shall not exceed 8,000,000 shares of Delphi Stock. Subject to the provisions of paragraph 10, no individual may be granted options in any calendar year covering more than 1,000,000 shares of Delphi Stock and no individual may be granted restricted stock units in any calendar year covering more than 500,000 shares of Delphi Stock. If, prior to June 1, 2004, all or any portion of an option granted under this Plan shall have expired or terminated for any reason without having been exercised in full or all or any portion of a restricted stock unit shall have failed to vest, the corresponding unpurchased or undelivered shares shall (unless this Plan shall have been terminated) again become available for grant under the terms of this Plan.

     3.  The Committee may, at such time or times as it may determine prior to June 1, 2004, establish for any calendar year a maximum number of shares, consistent with the provisions of paragraph 2, to be awarded as stock options and restricted stock units for such year. To the extent authorized by the Committee, the Delphi Strategy Board (the "Strategy Board") may grant options and restricted stock units, within the maximum number of shares established by the Committee, to employees selected by it, except that no such grant may be made by the Strategy Board to employees who are officers of the Corporation or members of the Board of Directors. The Committee shall make all grants of stock options and restricted stock units to employees who are officers of the Corporation. Determinations as to whether the options granted shall be "incentive stock options" within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, and as to any restrictions which shall be placed on options and restricted stock units, shall be made by the Committee under such procedures as it may, from time to time, determine.

     4.  Except as provided in paragraph 9, the purchase price of the shares of stock under each option shall be not less than 100% of the fair market value (but in no event less than the par value) of such stock at the time the option is granted, such fair market value to be determined based on the mean of the highest and lowest sales prices as reported for Delphi Stock in The Wall Street Journal for the date of grant. In accordance with such rules and procedures as the Committee may establish, the aggregate fair market value (determined as of the time of option grant) of the stock with respect to which incentive stock options granted and held by an employee

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which are exercisable for the first time by such employee during any calendar year under this Plan and all other plans of the Corporation (and any subsidiary or any parent corporation within the meaning of Section 424 of the Code, or any successor provision), shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). The terms of any incentive stock option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     5.  Options granted under this Plan shall be subject to the following provisions:

     5(a).  Except as otherwise determined by the Committee, no option shall become exercisable prior to the first anniversary date of the date of option grant (or such later date as may be established by the Committee) and after such date shall be exercisable only in accordance with the terms and conditions established at the time of grant. As a condition to the exercise of any option, an employee may, among other things, be required to enter into such agreements as are considered by the Committee to be appropriate and in the best interests of the Corporation.

     5(b).  The expiration date of the option shall be determined at the time of grant, provided that each such option shall expire not more than ten years and two days after the date the option was granted or, in the case of an "incentive stock option," ten years after the date such option was granted.

     5(c).  (i) If an employee is dismissed for cause or quits employment without the prior written consent of the Corporation or, except as otherwise determined by the Committee, the employee's employment terminates for any reason prior to the first anniversary of the date an option is granted, the option shall terminate on the date of termination of employment. (ii) If an employee's employment is terminated by reason of death at any time after the first anniversary of the date of grant of an option, the option shall, except as otherwise determined by the Committee, terminate on the third anniversary of the date of death or, if earlier, the expiration date of such option. (iii) If an employee's employment terminates at any time on or after the first anniversary of the date of grant of an option for any reason other than as set forth above in this paragraph 5(c), the option shall, except as otherwise determined by the Committee, terminate not later than the fifth anniversary of the date of termination of employment or, if earlier, the expiration date of the option; provided that (A) if the employee dies within such period, the option shall terminate on the third anniversary of the date of death or, if earlier, the expiration date of the option; (B) the Committee may, at any time prior to any termination of employment under the circumstances covered by this clause (iii), determine that the option shall terminate on the date of notice of termination of employment, or such later date as may be determined by Committee; and (C) the exercise of any option after termination of employment shall be subject to satisfaction of the conditions precedent that the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Corporation, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary), and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and that the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.

     5(d). In consideration for any option granted under this Plan and as a condition to the exercise thereof, the employee being granted the option, by accepting such option, will thereby agree to remain in the employment of the Corporation for a period of six months after the date of exercise of any such option, unless such employment is terminated by death or retirement (unless the Committee has determined at the time of issuance or exercise of the option not to require such agreement). If, contrary to any such agreement, the employee terminates employment for any reason (unless the employee retires with the prior consent of the Corporation or dies) within six months after the date of exercise of any stock option, the employee shall pay to the Corporation an amount equal to any gain from such exercise, determined by multiplying the difference between the mean of the highest and lowest market price as reported in The Wall Street Journal for the date of the option exercise and the exercise price of the option (without regard to any subsequent market price decrease or increase) by the

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number of option shares exercised. Any such option gain realized by the employee from exercising an option shall be paid by the employee to the Corporation within thirty days of the date of termination. By accepting an option grant under this Plan, the employee consents to a deduction of an amount equal to such option gain from any amounts the Corporation owes the employee, including, but not limited to, amounts owed as wages or other compensation, fringe benefits, or vacation pay.

     5(e).  For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an option shall not be exercisable during a leave of absence granted an employee for government service.

     5(f).  All shares purchased upon exercise of any option shall be paid for in full at the time of purchase. Such payment shall be made in cash, through delivery of Delphi Stock, or a combination of cash and stock. Any shares so delivered shall be valued at their fair market value based on the mean of the highest and lowest sales prices as reported in The Wall Street Journal for the date of exercise of the option. If payment of federal, state, and/or local withholding taxes is required in connection with the exercise of an option, the optionee will, at the time of exercise, pay such taxes in cash or stock (including shares obtained from the exercise and delivery of option shares). To the extent authorized by the Committee, any exercise of an option granted under this Plan may be made in accordance with any cashless exercise program approved by the Committee.

     5(g).  No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the option prior to purchase of such shares upon exercise of the option.

     5(h).  Unless otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, or as otherwise provided in paragraph 7, no option shall be assignable or transferable, and an option shall be exercisable during the life of an employee only by such employee.

     6.  Restricted stock units (sometimes referred to herein as "Units") granted under this Plan shall be subject to the following provisions:

     6(a).  Subject to adjustments contemplated under Section 10 of this Plan, (i) a Unit granted hereunder shall relate to one share of Delphi Stock (a "Corresponding Share"), and (ii) the value of a Unit at any time shall be the fair market value of the Corresponding Share, determined in accordance with procedures established by the Committee.

     6(b).  Subject to the terms of this Plan, the Committee shall determine the number of Units to be granted to an employee and the terms and conditions applicable to the grant (a "Unit Grant") of such Units. Subject to the terms of this Plan, the Committee may impose different terms and conditions on any particular Unit Grant made to any particular employee.

     6(c).  Subject to the satisfaction of the conditions precedent set forth under paragraph 6(d) below and such additional conditions as may be imposed by the Committee, each Unit Grant shall vest at the time or times determined by the Committee, provided that the Committee, in making such determination, shall establish the vesting increments (including their number, amounts, and timing) so as to carry out the purposes of this Plan. Within the limitations specified in the preceding sentence, the Committee may, in its sole discretion, modify vesting provisions with respect to the unvested portion of any Unit Grant if, in the judgment of the Committee, circumstances outside the control of the Corporation have so changed as to make such modifications necessary or advisable in order to preserve the reward and incentive purposes of this Plan. As a condition to the vesting of all or any portion of a Unit Grant, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation. In addition, the Committee may establish performance vesting criteria with respect to all or any portion of a Unit Grant which relate to and are contingent upon the satisfaction of specific goals established by the Committee at the time of the Unit Grant. Such goals may be based upon or relate to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Delphi common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to

C-3

an index. With respect to any Unit Grant which is subject to performance vesting, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

     6(d).  (i) The vesting of each Unit Grant shall be subject to the satisfaction of the conditions precedent that: (A) the employee continue to render services as an employee (unless waived by the Committee), (B) the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (C) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under (iii) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any Unit Grant previously made to such employee and all Units still covered by such Unit Grant, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (ii) If any employee is dismissed for cause or quits employment without the prior written consent of the Corporation, the unvested portion of any Unit Grant previously made to such employee, and all Units still covered thereby shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (iii) Upon termination of an employee's employment for any reason other than as described in (ii) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any Unit Grant, as the Committee in its discretion shall determine. To the extent such condition precedent is waived, the Committee may, in its discretion, accelerate the vesting of all or any specified percentage of the unvested portion of any Unit Grant. (iv) For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a Unit Grant shall not vest during a leave of absence granted an employee for government service.

     6(e).  With respect to any dividend or other distribution on any Corresponding Shares, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding Unit Grants to reflect such dividend or distribution.

     6(f).  (i) Upon vesting of all or any portion of a Unit Grant, the percentage of the Unit Grant then vesting will be applied to the total number of Units then covered by such Unit Grant, and the proportionate number of Units so computed, disregarding fractional Units, will be paid to such Participant in the form of shares of Delphi Stock, or in cash based on the fair market value of the Corresponding Shares on the vesting date, or partly in cash and partly in shares of Delphi Stock as the Committee in its sole discretion shall determine. The stock and/or related cash payment, will be delivered, in accordance with procedures to be established by the Committee, and upon satisfaction of the applicable withholding requirements, as soon as practicable after such vesting date. (ii) In the discretion of, and in accordance with procedures to be established by the Committee, Corresponding Shares, or cash of equivalent value, may be designated for, and delivered to, the Corporation in satisfaction of any federal, state and/or local withholding taxes applicable to the payment of Units.

     6(g). Unless otherwise determined by the Committee, no holder of a Unit Grant shall have any rights to dividends (other than as provided in paragraph 6(e) above) or other rights of a stockholder with respect to Units and Corresponding Shares relating to such Unit Grant prior to the delivery of such Corresponding Shares pursuant to the vesting of such Unit Grant.

C-4

     6(h).  Unless otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution or as otherwise provided in paragraph 7, no Unit Grant shall be assignable or transferable and, during the lifetime of the grantee thereof, any payment in respect of such Unit Grant shall be made only to such grantee.

     7.  An employee holding an option or Unit Grant under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. Such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the employee's legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, (i) may exercise, in accordance with and subject to the provisions of paragraph 5, any unterminated and unexpired option granted to such employee and (ii) receive payment, in accordance with and subject to the provisions of paragraph 6, pursuant to the vesting of all or any portion of a Unit Grant. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time.

     8.  The shares to be delivered upon exercise of an option or vesting of a Unit Grant shall be made available, at the discretion of the Board of Directors or a Committee of the Board of Directors as designated by the Board, either from authorized but previously unissued shares or from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery upon the exercise of an option or vesting of a Unit Grant, they shall be held in a treasury account specifically designated for such awards.

     9.  For employees transferring from General Motors on or after January 1, 1999, or if the Corporation acquires an entity which has issued and outstanding stock options or other rights, the Corporation may substitute an appropriate number of stock options or Units under this Plan for options or rights of such entity, including options to acquire stock at less than 100% of the fair market price of the stock at the time of grant, as determined by the Committee in its sole discretion.

    10.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in Corporate structure affecting Delphi Stock the Committee may, but shall not be required to, make such adjustments in the aggregate number of shares which may be delivered under this Plan, the number and option price of shares subject to outstanding options and the number of shares subject to Units granted under this Plan (provided the number of shares subject to any award shall always be a whole number), as may be determined to be appropriate by the Committee.

    11.  To the extent determined by the Committee, any subsidiary may, without regard to the limitations under this Plan, have a separate incentive plan or program. The Committee shall have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for grants under any such plan or program shall not be considered employees eligible for grants under this Plan, unless otherwise determined by the Committee. No provision of any such plan or program shall be included in or considered a part of this Plan, and any awards made under any such plan or program shall not be charged against the aggregate number of shares of stock available for grant under this Plan, unless otherwise determined by the Committee.

    12.  The expenses of administering this Plan shall be borne by the Corporation.

    13.  Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan and (b) the grant amounts and the vesting schedules for options and RSUs, may be delegated to the Strategy Board; provided, however, the Committee shall not delegate to the Strategy Board any powers, determinations or responsibilities with respect to officers of the Corporation. The instruments evidencing options and RSUs and documentation with respect to the exercise of options and payment of RSUs, if any, shall be in such form, consistent with this Plan, as may be determined by the Committee. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Strategy Board. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

C-5

    14.  The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action without the approval of the stockholders shall increase the maximum number of shares for which, or with respect to which, options or restricted stock units may be granted to employees under this Plan (except as permitted by paragraph 10), or permit the granting of options under this Plan with an option price of less than 100% of the fair market value of Delphi Stock at the time the options are granted (except as permitted in paragraphs 9 and 10 of this Plan), or permit exercise of the options unless full payment is made at the time of exercise, or extend the period during which options may be exercised, as set forth in Section 5(b), or render any member of the Committee on Executive Development and Compensation or the Audit Committee, or any director who is not an employee, eligible to be granted an option or Unit, or (iii) grant any option or Unit under this Plan after May 31, 2004.

    15.  Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws, and construed accordingly.

    16.  This Plan shall be effective on January 1, 1999.

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TO CAST YOUR VOTE BY PHONE OR INTERNET
SEE REVERSE SIDE.

If you would like to attend the annual meeting, please call toll-free 1-800-818-6599 to request an admission ticket; outside the US call collect 1-781-575-3990.

DIRECTIONS TO THE ANNUAL MEETING

From the Indianapolis International Airport, take I-465 North. It will automatically turn into I-465 East as it bypasses the city. Take the U.S. 31 (Meridian Street) Exit and go north to Kokomo. Once in Kokomo, turn right on Lincoln Road. After driving under an overhead walkway connecting buildings on the Delphi Delco Electronics Systems technology campus, turn right at the Delphi sign and proceed to the designated parking area.

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
PROXY/VOTING INSTRUCTION CARD

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

Delphi Delco Electronics Systems Headquarters
One Corporate Center, Kokomo, Indiana
WEDNESDAY, MAY 10, 2000, 8:00 A.M. LOCAL TIME

The undersigned authorizes J.T. Battenberg III and Thomas H. Wyman and each of them, with full power of substitution, as proxies of the undersigned to vote the COMMON STOCK of the undersigned upon the nominees for Director (J.T. Battenberg III, Virgis W. Colbert, Shoichiro Irimajiri and Susan A. McLaughlin), upon the other items shown on the reverse side, which are described on pages 4 through 15 of the Proxy Statement, and upon all other matters which may properly come before the 2000 Annual Meeting of Stockholders of Delphi Automotive Systems Corporation, or any adjournment thereof.

This card also provides voting instructions for shares held in the various employee savings plans of Delphi and its subsidiaries and certain other employee savings plans as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE VOTE ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

SEE REVERSE SIDE

[logo of Delphi Automotive]

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

TWO EASY WAYS TO VOTE!

Available 24 hours a day, 7 days a week

VOTE BY PHONE
CALL TOLL FREE ON A TOUCH-TONE PHONE 1-877-779-8683
OUTSIDE THE US CALL COLLECT 1-201-536-8073 (There is no charge for this call)
Enter the 14-digit Control Number located above your name and address in the lower left of this form.
Enter the last four digits of your social security number.
Follow the recorded instructions.
VOTE BY INTERNET
LOG ON TO THE INTERNET AND GO TO THE FOLLOWING WEB ADDRESS: http://www.eproxyvote.com/dph

Enter the 14-digit Control Number located above your name and address in the lower left of this form.
Follow the simple instructions.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY MAIL: Simply mark, sign and date your proxy card and return in the enclosed postage-paid envelope.

IF YOU ARE VOTING BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Thank you for voting!

• DETACH CARD IF MAILING •

Please mark votes as in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ITEMS 1, 2, AND 3, AND "AGAINST" ITEMS 4 AND 5

This proxy/voting instruction card will be voted "FOR" Items 1, 2, and 3 if no choice is specified.

		FOR	WITHHOLD
1.	Election of Directors (01) J.T. Battenberg III, (02) Virgis W. Colbert, (03) Shoichiro Irimajiri, (04) Susan A. McLaughlin
For, except vote withheld for the following nominee(s):
		FOR	AGAINST	ABSTAIN
2.	Approval of material terms of performance goals under Delphi's Incentive Compensation Program for purpose of Section 162(m)
3.	Ratify selection of independent accountants

This proxy/voting instruction card will be voted "AGAINST " Items 4 and 5 if no choice is specified.

		FOR	AGAINST	ABSTAIN
4.	Stockholder proposal relating to the redemption of Delphi's stockholder rights plan
5.	Stockholder proposal relating to adoption of code for Delphi's international operations

Signature(s):	Date	, 2000

Please mark, date and sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.